UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

TARGET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 8, 2016 at 9:00 a.m. PDT

Segerstrom Center for the Arts – Samueli Theater | 615 Town Center Drive | Costa Mesa, California 92626

Dear Fellow Shareholder,

We are providing the enclosed proxy materials in preparation for our 2016 Annual Meeting of Shareholders. During the past year your Board has continued to make progress in overseeing management’s efforts to create long-term value and being responsive to shareholder input. In particular:

•	Four new independent directors have been added to the Board since our last Annual Meeting. These individuals, who are described in our proxy statement, bring considerable retail, consumer goods, and marketing expertise to the Board, and continue the Board’s long-standing commitment to diversity at the Board level.

•	The Board supported management’s recommendation to exit the direct operation of pharmacies in Target stores, and instead rely on a partner with a strong pharmacy brand to operate the in-store pharmacies. This allows management to focus capital and their time on growing sales in other categories, particularly Target’s Signature Categories: Style, Baby, Kids and Wellness.

•	The role of the Board’s Committees were refined, with two notable changes: (1) to further coordinate risk oversight activities among all Committees, we changed the composition of the Risk and Compliance Committee, which has primary risk oversight responsibility, to consist of the Chairs of all other Committees; and (2) created an Infrastructure and Investment Committee to provide more focused oversight of the company’s investments to grow long-term shareholder value—both in terms of where and how capital is being deployed.

•	In recognition of an emerging governance trend, the Board proactively amended the company’s bylaws to adopt a proxy access provision.

I would also like to take this opportunity to thank the shareholders with whom we have met over the last two years to discuss our compensation and governance practices. The input we obtained was invaluable in assisting the Board address a number of matters, including proxy access and the impact that our decision to exit the Canadian market had on our executive compensation program. Additional information on our Canadian exit decision is described in the Compensation Discussion & Analysis of this year’s and last year’s proxy statement.

On behalf of the Board of Directors, I invite you to attend Target Corporation’s 2016 Annual Meeting of Shareholders. The accompanying proxy statement and 2015 Annual Report on Form 10-K contain information about:

•	The date, location, and time of the meeting.

•	Business matters on which you are encouraged to vote.

•	Governance and executive compensation disclosures, including the changes we made this past year in response to developments in our business and our continuing shareholder outreach efforts.

•	Our 2015 financial results.

We value your feedback and thank you for your continued support of Target.

Douglas M. Baker, Jr.

Lead Independent Director

2016 Proxy Statement  │  TARGET CORPORATION     3

This page intentionally left blank

2016 Proxy Statement  │  TARGET CORPORATION     4

Notice of 2016 Annual Meeting of Shareholders

Wednesday, June 8, 2016

9:00 a.m. Pacific Daylight Time

Segerstrom Center for the Arts – Samueli Theater located at 615 Town Center Drive, Costa Mesa, California 92626

TO OUR SHAREHOLDERS

You are invited to attend Target Corporation’s 2016 Annual Meeting of Shareholders to be held at Segerstrom Center for the Arts – Samueli Theater located at 615 Town Center Drive, Costa Mesa, California 92626 on Wednesday, June 8, 2016 at 9:00 a.m. Pacific Daylight Time.

PURPOSE

Shareholders will vote on the following items of business:

1.	Election of all 14 directors named in our proxy statement to our Board of Directors for the coming year;
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm;
3.	Approval, on an advisory basis, of our executive compensation;
4.	The shareholder proposal contained in this proxy statement, if properly presented at the meeting; and
5.	Transaction of any other business properly brought before the meeting or any adjournment.

You may vote if you were a shareholder of record at the close of business on April 11, 2016. We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented. If you plan to attend the meeting, please follow the instructions provided in Question 12 “How can I attend the Annual Meeting?” on page 71 of the proxy statement.

Following the formal business of the meeting, our Chairman and CEO will provide prepared remarks, followed by a question and answer session.

We urge you to read the proxy statement carefully, and to vote in accordance with the Board of Directors’ recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

Thank you for your continued support.

Sincerely,

Timothy R. Baer
Corporate Secretary	Approximate Date of Mailing of Proxy Materials or
Notice of Internet Availability:
April 25, 2016

2016 Proxy Statement  │  TARGET CORPORATION     5

2016 Proxy Statement  │  TARGET CORPORATION     6

Back To Contents

2016 Proxy Statement  │  TARGET CORPORATION     7

Back To Contents

PROXY STATEMENT
Annual Meeting of Shareholders June 8, 2016

The Board of Directors of Target Corporation solicits the enclosed proxy for the 2016 Annual Meeting of Shareholders, and for any adjournment thereof.

PROXY SUMMARY

This summary highlights information described in other parts of this proxy statement, and does not contain all of the information you should consider in voting. Please read the entire proxy statement carefully before voting.

TARGET 2016 ANNUAL MEETING OF SHAREHOLDERS

June 8, 2016	Segerstrom Center for the Arts – Samueli Theater
9:00 a.m. Pacific Daylight Time	615 Town Center Drive
Costa Mesa, California 92626

ITEMS OF BUSINESS

BOARD’S
ITEM	RECOMMENDATION
Election of 14 Directors (page 17)	FOR each Director Nominee
Ratification of Independent Registered Public Accounting Firm (page 63)	FOR
Advisory Approval of Executive Compensation (page 65)	FOR
Shareholder Proposal, if Properly Presented (pages 66-67)	AGAINST

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

We encourage you to review the “Questions and Answers About Our Annual Meeting and Voting” beginning on page 68 for answers to common questions on the rules and procedures surrounding the proxy and annual meeting process, as well as the business to be conducted at our Annual Meeting.

ADMISSION AT THE MEETING

If you plan to attend the Annual Meeting in person, please see the information in Question 12 “How can I attend the Annual Meeting?” on page 71. We strongly encourage you to pre-register. If you plan to bring a guest you must pre-register by June 3, 2016. Any person who does not present identification and establish proof of ownership will not be admitted to the Annual Meeting.

2016 Proxy Statement  │  TARGET CORPORATION     8

Back To Contents

VOTING

If you held shares of Target common stock as of the record date (April 11, 2016) you are entitled to vote at the Annual Meeting.

Your vote is important. Thank you for voting.

ADVANCE VOTING METHODS AND DEADLINES

METHOD	INSTRUCTION	DEADLINE
Internet

•  Go to website identified on proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials

•  Enter Control Number on proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials

•  Follow instructions on the screen

Internet and telephone voting are available 24 hours a day, seven days a week up to these deadlines:

•  Registered Shareholders or Beneficial Owners –11:59 p.m. Eastern Daylight Time on June 7, 2016

•  Participants in the Target 401(k) Plan – 6:00 a.m. Eastern Daylight Time on June 6, 2016

Telephone

•  Call the toll-free number identified on the enclosed proxy card or voter instruction form or, after viewing the proxy materials on the website provided in your Notice of Internet Availability of Proxy Materials, call the toll-free number for telephone voting identified on the website

•  Enter Control Number on the proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials

•  Follow the recorded instructions

Mail

•  Mark your selections on the enclosed proxy card or voter instruction form

•  Date and sign your name exactly as it appears on the proxy card or voter instruction form

•  Promptly mail the proxy card or voter instruction form in the enclosed postage-paid envelope

Return promptly to ensure proxy card or voter instruction form is received before the date of the Annual Meeting or, for participants in the Target 401(k) Plan, by 6:00 a.m. Eastern Daylight Time on June 6, 2016

If you received a Notice of Internet Availability of Proxy Materials and would like to vote by mail, you must follow the instructions on the Notice to request a written copy of the proxy materials, which will include a proxy card or voter instruction form.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting. Please see the information in Question 3 “What is a proxy and what is a proxy statement?” on page 68.

VOTING AT THE MEETING

All registered shareholders may vote in person at the Annual Meeting. Beneficial owners may vote in person at the Annual Meeting if they have a legal proxy. Please see the information in Question 6 “How do I vote?” on page 68. In either case, shareholders wishing to attend the meeting must follow the procedures under “Admission at the Meeting.”

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 8, 2016.

The proxy statement and annual report are available at www.proxyvote.com.

2016 Proxy Statement  │  TARGET CORPORATION     9

Back To Contents

GENERAL INFORMATION ABOUT CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE HIGHLIGHTS

MORE
PRACTICE	DESCRIPTION	INFORMATION
BOARD COMPOSITION AND ACCOUNTABILITY
Independence	A majority of our directors must be independent. Currently, all of our directors other than our CEO are independent, and all of our Committees consist exclusively of independent directors.
Diversity of Relevant Experiences	The composition of our Board represents broad perspectives, experiences and knowledge relevant to our business while maintaining a balanced approach to gender and ethnic diversity.
Lead Independent Director	Our Corporate Governance Guidelines require a Lead Independent Director position with specific responsibilities to ensure independent oversight of management whenever our CEO is also the Chair of the Board. The Lead Independent Director and the Chair of the Board are elected annually by the independent directors.
Annual Management Succession Planning Review	Our Board conducts an annual review of management development and succession planning.
Director Tenure Policies	Our director tenure policies include mandatory retirement at age 72 and a maximum term limit of 20 years in order to ensure the Board regularly benefits from a balanced mix of perspectives and experiences. In addition, a director is required to submit an offer of resignation for consideration by the Board upon any change in the director’s principal employment.
Director Overboarding Policy	Any director who is not serving as CEO of a public company is expected to serve on no more than five public company boards (including our Board), and any director serving as a CEO of a public company is expected to serve on no more than two outside public company boards (including our Board).
Committee Membership and Leadership Rotations	The Board appoints members of its Committees on an annual basis, with the Nominating and Governance Committee reviewing and recommending Committee membership, and assignments rotate periodically. The guideline for rotating Committee Chair assignments and the Lead Independent Director position is four to six years.
Board Evaluations and Board Refreshment	To enhance Board functioning and the effectiveness of the Board-management relationship for the benefit of Target and its shareholders, the Board regularly evaluates its performance through self-evaluations, corporate governance reviews and periodic Charter reviews. Those evaluations, changes in our business strategy or operating environment and the future needs of the Board in light of anticipated director retirements are used to identify desired backgrounds and skill sets for future Board members.
Risk Oversight	We disclose how risk oversight is exercised at the Board and Committee levels and how risk oversight responsibilities are allocated among the Committees.
SHAREHOLDER RIGHTS
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to shareholders.
Majority Voting Standard for Director Elections	Our Articles of Incorporation mandate that directors be elected under a “majority voting” standard in uncontested elections–each director must receive more votes “For” his or her election than votes “Against” in order to be elected.
Director Resignation Policy	An incumbent director who is not re-elected must promptly offer to resign. The Nominating and Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.
Proxy Access	We allow each shareholder, or a group of up to 20 shareholders, owning 3% or more of Target common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or at least two directors.
Single Voting Class	Target common stock is the only class of voting shares outstanding.
10% Threshold for Special Meetings	Shareholders holding 10% or more of Target’s outstanding stock have the right to call a special meeting of shareholders.
No Poison Pill	We do not have a poison pill.
COMPENSATION
Follow Leading Practices	See “Target’s Executive Compensation Practices.”

2016 Proxy Statement  │  TARGET CORPORATION     10

Back To Contents

OUR DIRECTORS

						OTHER CURRENT
		DIRECTOR				PUBLIC COMPANY
NAME	AGE	SINCE	COMPANY	TITLE	INDEPENDENT	BOARDS
Roxanne S. Austin	55	2002	Austin Investment Advisors	President	Yes	3
Douglas M. Baker, Jr.	57	2013	Ecolab Inc.	Chairman & CEO	Yes	2
Brian C. Cornell	57	2014	Target Corporation	Chairman & CEO	No	1
Calvin Darden	66	2003	Darden Putnam Energy & Logistics, LLC	Chairman	Yes	2
Henrique De Castro	50	2013	Yahoo! Inc. (Until January 2014)	Former COO	Yes	0
Robert L. Edwards	60	2015	AB Acquisition LLC (Albertsons/Safeway) (Until April 2015)	Former President & CEO	Yes	1
Melanie L. Healey	55	2015	The Procter & Gamble Company (Until December 2014)	Former Group President, North America	Yes	1
Donald R. Knauss	65	2015	The Clorox Company (Until June 2015)	Former Executive Chairman	Yes	2
Monica C. Lozano	59	2016	U.S. Hispanic Media, Inc. (Until January 2016)	Former Chairman	Yes	1
Mary E. Minnick	56	2005	Lion Capital	Partner	Yes	1
Anne M. Mulcahy	63	1997	Save The Children Federation, Inc.	Chairman of the Board of Trustees	Yes	3
Derica W. Rice	51	2007	Eli Lilly and Company	EVP, Global Services and CFO	Yes	0
Kenneth L. Salazar	61	2013	WilmerHale	Partner	Yes	0
John G. Stumpf	62	2010	Wells Fargo & Company	Chairman & CEO	Yes	2

BOARD LEADERSHIP STRUCTURE

We do not have an express policy as to whether the roles of Chair of the Board and CEO should be combined or separated. Instead, the Board prefers to maintain the flexibility to determine which leadership structure best serves the interests of Target and our shareholders based on the evolving needs of the company. The Board regularly reevaluates our Board leadership structure as part of the Board evaluation process described under “Board Evaluations and Refreshment” on page 18. The Board also considers shareholder feedback on the topic. Following Mr.  Cornell’s appointment to CEO in 2015, shareholders expressed varied views on their preferred leadership structure, with no prevailing view of a preferred structure for Target Corporation.

We currently have a combined Chair/CEO leadership structure. As a result of its evaluation, the Board decided to continue having Mr. Cornell serve as both Chairman and CEO to allow him to coordinate the development, articulation and execution of a unified strategy at the Board and management levels. Where the Chair/CEO roles are combined as they are currently, our Corporate Governance Guidelines require that we have a Lead Independent Director position to complement the Chair’s role, and to serve as the principal liaison between the non-management directors and the Chair. Mr. Baker currently serves as our Lead Independent Director, providing effective, independent leadership of our Board through his clearly defined and robust set of roles and responsibilities.

Our Corporate Governance Guidelines require that both the Chairman and Lead Independent Director be elected annually by the independent, non-management directors, which ensures that the leadership structure is reviewed at least annually. The Board is committed to continuing to seek shareholder feedback on its approach as part of its ongoing shareholder outreach efforts, and will continue to reassess its Board leadership structure on a regular basis.

LEAD INDEPENDENT DIRECTOR – DOUGLAS M. BAKER, JR.
Annual Election: Elected annually by the independent, non-management directors.
Regular Duties:
•	Has the authority to convene meetings of the Board and executive sessions consisting solely of independent directors at every meeting;
•	Presides at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of independent directors;
•	Conducts the annual performance reviews of the CEO, with input from the other independent directors, and serves as the primary liaison between the CEO and the independent directors;
•	Provides insights to the Human Resources and Compensation Committee as it annually reviews the performance of the CEO as it relates to all elements of compensation;
•	Approves meeting schedules, agendas and the information furnished to the Board to ensure that the Board has adequate time and information for discussion;
•	Is expected to engage in consultation and direct communication with major shareholders as appropriate;
•	Coordinates with the CEO to establish minimum expectations for non-management directors to consistently monitor Target’s retail operations and those of our competitors; and
•	Consults with the Nominating and Governance Committee regarding Board and Committee composition, Committee Chair selection, the annual performance review of the Board and its Committees, and director succession planning.
Service: As a guideline, the Lead Independent Director should serve in that capacity for no more than four to six years.

2016 Proxy Statement  │  TARGET CORPORATION     11

Back To Contents

MANAGEMENT EVALUATIONS AND SUCCESSION PLANNING

One of the primary responsibilities of the Board is to ensure that Target has a high-performing management team in place. On an annual basis, the Board conducts a detailed review of management development and succession planning activities to maximize the pool of internal candidates who can assume top management positions without undue interruption. In addition to the annual review, the Human Resources and Compensation Committee conducts regular reviews of talent development and succession planning activities with a deeper focus than the full Board review, emphasizing career development of promising management talent.

RISK OVERSIGHT

The primary responsibility for the identification, assessment and management of the various risks that we face belongs with management. The Board’s oversight of these risks occurs as an integral and continuous part of the Board’s oversight of our business. For example, our principal strategic risks are reviewed as part of the Board’s regular discussion and consideration of our strategy, and the alignment of specific initiatives with that strategy. Similarly, at every meeting the Board reviews the principal factors influencing our operating results, including the competitive environment, and discusses with our senior executive officers the major events, activities and challenges affecting their respective functional areas. The Board’s ongoing oversight of risk also occurs at the Board Committee level on a more focused basis.

Given the evolving environment around risk oversight, during 2014 we embarked on a comprehensive review of risk oversight at the management, Board and Committee levels, with the assistance of a third-party strategy, risk management and regulatory compliance consultant. As a result of that comprehensive review, in January 2015 we clarified and enhanced existing practices to provide more transparency about how risk oversight is exercised at the Board and Committee levels. In addition, we reallocated and clarified risk oversight responsibilities among the Committees, most notably by elevating the risk oversight role of the Risk and Compliance Committee.

In the fall of 2015, after having an opportunity to evaluate the functioning of the Committees, the Board further refined its Committee responsibilities to align with our strategic priorities and, in part, to further enhance risk oversight coordination among the Committees. As part of the risk oversight enhancements, the Board also adjusted the membership of the Risk and Compliance Committee so that each Committee Chair is a member of that Committee. A summary of the allocation of general risk oversight functions among management, the Board and its Committees is as follows:

RESPONSIBLE PARTY	GENERAL DESCRIPTION OF RISK OVERSIGHT FUNCTION
Management	Identification, assessment and management of risks
Board of Directors	Continuous oversight of overall risks, with emphasis on strategic risks, as well as reputation and corporate social responsibility efforts
Audit and Finance Committee	Financial reporting, internal controls and financial risks
Human Resources and Compensation Committee	Compensation policies, practices and incentive-related risks, organizational talent and culture, and management succession risks
Nominating and Governance Committee	Governance structuring, Board succession and public policy engagement risks
Risk and Compliance Committee	Operating, business, and compliance risks, including information security and incident response
Infrastructure and Investment Committee	Risks related to capital expenditures, major expense commitments and infrastructure needs

2016 Proxy Statement  │  TARGET CORPORATION     12

Back To Contents

COMMITTEES

The Board has the following Committees and Committee composition as of the date of this proxy statement. All members of each Committee are independent directors. Each Committee operates under a written Charter, a current copy of which is available on our company website, as described in Question 14 on page 72.

	RESPONSIBILITIES	COMMITTEE MEMBERS	NUMBER OF MEETINGS DURING FISCAL 2015
AUDIT AND FINANCE COMMITTEE(1)

•  Assists the Board in overseeing our financial reporting process, including the integrity of our financial statements and internal controls, the independent auditor’s qualifications and independence, performance of our internal audit function and approval of transactions with related persons

•  Prepares the “Report of the Audit and Finance Committee” on page 64 and performs the duties and activities described in that report

•  Discusses with management our positions with respect to income and other tax obligations

•  Reviews and discusses with management our policies with respect to risk assessment and risk management, including the risk of fraud, commitment of internal audit resources and policies and procedures to mitigate identified risks

•  Considers our major financial, accounting and compliance risk exposures and, as appropriate, involves our principal risk officer and compliance officer and our internal audit function. Conducts a joint meeting annually with the Risk and Compliance Committee to review legal and regulatory risk and compliance matters

•  Assists the Board in overseeing our financial policies, financial condition, including our liquidity position, funding requirements, ability to access the capital markets, interest rate exposures and policies regarding return of cash to shareholders

•  Oversees financial risks, including liquidity and capital markets risks by discussing with management our financial risk assessment process, financial risk management activities and strategies and the use of third-party insurance and self-insurance strategies

		Mr. Rice (Chair) Mr. Edwards Ms. Lozano Ms. Minnick	7
HUMAN RESOURCES AND COMPENSATION COMMITTEE(2)

•  Determines the composition and value of non-CEO executive officer compensation and makes recommendations with respect to CEO compensation to the independent members of the Board, who collectively have final approval authority

•  Consults with the Lead Independent Director as part of the annual review of the performance of the CEO as it relates to the appropriate level and elements of compensation

•  Reviews our compensation philosophy, selection and relative weightings of different compensation elements to balance risk, reward and retention objectives and the alignment of incentive compensation performance measures with our strategy

•  Prepares the “Human Resources and Compensation Committee Report” on page 31

•  Oversees risks associated with our compensation policies and practices, and annually reviews with its compensation consultant whether those policies and practices create material risks to Target

•  Oversees management development, evaluation and succession planning at least annually in consultation with the Lead Independent Director

		Ms. Mulcahy (Chair) Mr. Baker Mr. Darden Mr. De Castro Ms. Healey Mr. Knauss	5
NOMINATING AND GOVERNANCE COMMITTEE

•  Oversees our corporate governance practices

•  Identifies individuals qualified to become Board members

•  Makes recommendations, in consultation with the Lead Independent Director, on overall composition of the Board, its Committees, and the selection of the Committee Chairs and the Lead Independent Director

•  Leads the annual self-evaluation performance review of the Board and its Committees in consultation with the Lead Independent Director

•  With input from the Lead Independent Director, leads director succession planning, and oversees the risks associated with Board succession

•  Oversees policies and practices regarding public advocacy and political activities

		Mr. Stumpf (Chair) Mr. Baker Mr. Darden Mr. Knauss Ms. Lozano	4

2016 Proxy Statement  │  TARGET CORPORATION     13

Back To Contents

	RESPONSIBILITIES	COMMITTEE MEMBERS	NUMBER OF MEETINGS DURING FISCAL 2015
RISK AND COMPLIANCE COMMITTEE	• Assists the Board in overseeing management’s identification and evaluation of our principal operational, business and compliance risks, including our risk management framework and the policies, procedures and practices employed to manage risks • Oversees and monitors the effectiveness of our business ethics and compliance program • Supports the Audit and Finance Committee in oversight of compliance with legal and regulatory requirements	Mr. Salazar (Chair) Ms. Austin Ms. Mulcahy Mr. Rice Mr. Stumpf	4
INFRASTRUCTURE AND INVESTMENT COMMITTEE	• Assists the Board in overseeing our investment activity, including alignment of investments with our strategy and evaluating the effectiveness of investment decisions • Oversees management’s resources allocation plans regarding infrastructure requirements • Reviews management’s plans for business development, business acquisitions and other significant business relationships, including alignment of opportunities with our strategic objectives, expected return on investment and post-acquisition integration and performance of acquired businesses	Ms. Austin (Chair) Mr. De Castro Mr. Edwards Ms. Healey Ms. Minnick Mr. Salazar	2

(1)	The Board of Directors has determined that all members of the Audit and Finance Committee satisfy the applicable audit committee independence requirements of the New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Board also determined that all members have acquired the attributes necessary to qualify them as “audit committee financial experts” as defined by applicable SEC rules. The determination for each of Mr. Edwards, Ms. Lozano and Mr. Rice was based on past experiences as a principal financial officer, principal accounting officer, controller, public accountant or auditor, or actively supervising a person holding one of those positions. For Ms. Minnick, the determination was based on her experience with analyzing the financial statements and financial performance of portfolio companies of Lion Capital.

(2)	The Board of Directors has determined that all members of the Human Resources and Compensation Committee satisfy the applicable compensation committee independence requirements of the NYSE and the SEC.

COMMITTEE COMPOSITION AND LEADERSHIP

The Board appoints members of its Committees on an annual basis, with the Nominating and Governance Committee reviewing and recommending Committee membership, and assignments rotate periodically. The following considerations provide the framework for determining Committee composition and leadership:

•	The guideline for rotating Committee Chair assignments is four to six years;

•	The Board seeks to have directors on two to three Committees;

•	The Board considers a number of factors in deciding Committee composition, including individual director experience and qualifications, prior Committee experience and increased time commitments for directors serving as a Committee Chair or Lead Independent Director;

•	By virtue of the position, the Lead Independent Director is a member of the Nominating and Governance Committee; and

•	To enhance risk oversight coordination, each Committee Chair serves on the Risk and Compliance Committee.

In March 2015, the Board of Directors evaluated its Committee leadership, and made several changes to refresh its leadership:

COMMITTEE(1)	PRIOR CHAIR	NEW CHAIR
Audit and Finance	Roxanne S. Austin	Derica W. Rice
Human Resources and Compensation	James A. Johnson	Anne M. Mulcahy
Nominating and Governance	Anne M. Mulcahy	John G. Stumpf
Infrastructure and Investment(2)	Derica W. Rice	Roxanne S. Austin

(1)	Kenneth L. Salazar has been the Chair of the Risk and Compliance Committee since March 2014.

(2)	The Infrastructure and Investment became a Board Committee in October 2015, but consists of the membership of the former Finance Committee, which was chaired by Derica W. Rice until March 2015.

2016 Proxy Statement  │  TARGET CORPORATION     14

Back To Contents

CORPORATE RESPONSIBILITY AND REPUTATION

Target recognizes that environmental, social and governance issues are of increasing importance to many investors. We have a longstanding dedication to improving the communities where we operate. We know that working together with our team members, guests, suppliers and communities creates better outcomes on issues that matter to us all.

We are especially proud that since 1946, we have given 5 percent of our profit to communities, which today is more than $4 million a week. Our Board of Directors encourages corporate responsibility efforts and we publish an annual Corporate Social Responsibility Report, which uses the Global Reporting Initiative framework, to share our work.

Our most recent report, published in June 2015, covers a variety of topics, including responsible sourcing practices, diversity and inclusion, responsible products, environmental standards, stakeholder engagement, corporate philanthropy and volunteerism. Through our Corporate Social Responsibility reports, we set goals in a variety of areas, including those relating to the environment and sustainability, and report our progress on those goals. A copy of our most recent Corporate Social Responsibility Report is available on our company website, as described in Question 14 on page 72.

BOARD AND SHAREHOLDER MEETING ATTENDANCE

The Board of Directors met seven times during fiscal 2015. All directors attended at least 84% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year.

All of our eleven then-serving directors attended our June 2015 Annual Meeting of Shareholders. The Board has a policy requiring all directors to attend all Annual Meetings of Shareholders, absent extraordinary circumstances.

DIRECTOR INDEPENDENCE

The Board of Directors believes that a majority of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) detail certain relationships that, if present, preclude a finding of independence.

Given recent investor focus on the impact of director tenure on independence, the Board also specifically considered each director’s length of service on the Board in making its annual independence determination. Specifically, the Board determined that Ms. Mulcahy, Ms. Austin and Mr. Darden, each of whom have served on the Board for more than 12 years, continue to demonstrate the independence of judgment expected of independent directors.

The Board affirmatively determined that all non-management directors are independent. Mr. Cornell is the only management director and is not independent. The Board specifically considered the following transactions and concluded that none of the transactions impaired any director’s independence. In addition, none of the transactions are related party transactions because none of the directors have a direct or indirect material interest in the listed transactions.

DIRECTOR	ENTITY AND RELATIONSHIP	TRANSACTIONS	% OF ENTITY’S ANNUAL REVENUES IN EACH OF LAST 3 YEARS
Douglas M. Baker, Jr.	Ecolab Inc. Chairman & CEO	We purchase supplies, servicing, repairs and merchandise from Ecolab.	Less than 0.01%
Mary E. Minnick	Each portfolio company of Lion Capital(1) Partner in Lion Capital	We purchase merchandise for resale from portfolio companies of Lion Capital.	Less than 2% of each portfolio company
Anne M. Mulcahy	Save the Children Federation Chairman of Board of Trustees	We make charitable contributions to Save the Children.	Less than 2%
Kenneth L. Salazar	WilmerHale Partner	In fiscal 2015, WilmerHale was engaged to provide legal services.(2)	Less than 1%
John G. Stumpf	Wells Fargo & Company Chairman & CEO	Wells Fargo provides commercial banking, brokerage, trust and equipment financing services, serves as a non-lead participant in Target’s syndicated revolving credit facility and is Target’s transfer agent.(3)	Less than 0.02%

(1)	Ms. Minnick’s indirect ownership in each of these portfolio companies is less than 5%.

(2)	WilmerHale represented to us that: (a) Mr. Salazar’s compensation was not affected by the amount of legal services performed by WilmerHale for Target, (b) Mr. Salazar did not receive any of the fees from the Target relationship during each of the last three years and (c) Mr. Salazar will not receive any of the fees from the Target relationship in the future. Mr. Salazar does not personally provide any of the legal services to Target.

(3)	Target does not use Wells Fargo for any investment banking, consulting or advisory services.

2016 Proxy Statement  │  TARGET CORPORATION     15

Back To Contents

POLICY ON TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written policy requiring that any transaction: (a) involving Target; (b) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (c) where the amount involved exceeds $120,000 in any fiscal year, be approved or ratified by a majority of independent directors of the full Board or by a designated Committee of the Board. The Board has designated the Audit and Finance Committee as having responsibility for reviewing and approving all such transactions except those dealing with compensation of executive officers and directors, or their immediate family members, in which case it will be reviewed and approved by the Human Resources and Compensation Committee.

In determining whether to approve or ratify any such transaction, the independent directors or relevant Committee must consider, in addition to other factors deemed appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties. No director may participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

We ratified two related party transactions in accordance with this policy during fiscal 2015. Both transactions dealt with compensation of immediate family members of one of our executive officers, Casey Carl, Executive Vice President and Chief Strategy and Innovation Officer. Mr. Carl’s brother joined Target in 2005, has been a team member in merchandising since that time and earned compensation of $161,311 in fiscal 2015. Mr. Carl’s sister-in-law joined Target in 2009, has been a team member in merchandising since that time and earned compensation of $289,807 in fiscal 2015. For each of these immediate family members, the compensation is commensurate with the immediate family member’s peers.

BUSINESS ETHICS AND CONDUCT

We are committed to conducting business lawfully and ethically. All of our directors and named executive officers, like all Target team members, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

We disclose any amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our website within four business days following the date of any such amendment or waiver.

COMMUNICATIONS WITH DIRECTORS AND SHAREHOLDER OUTREACH

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o  Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters, to the relevant Board members.

We regularly engage in outreach efforts with our shareholders, both large and small, relating to our business, compensation practices, and environmental, social and governance issues. We involve one or more independent directors in these conversations as appropriate. Among the changes we made in the last year that were informed by shareholder outreach and feedback are the desired backgrounds and relevant skill sets for new additions to the Board, our adoption of a proxy access bylaw, the rotation of leaders of our Committees, the inclusion of all Committee Chairs as members of our Risk and Compliance Committee, the refinement of our Committee responsibilities to align with our strategic priorities and enhance risk oversight coordination among the Committees, and the reasoning behind the Strategic Alignment Awards granted to our executive officers.

While we benefit from an ongoing dialogue with many of our shareholders, we recognize that we have not communicated directly with all of our shareholders. If you would like to engage with us, please send correspondence to Target Corporation, Attn: Investor Relations, 1000 Nicollet Mall, Minneapolis, Minnesota 55403 or email investorrelations@target.com.

2016 Proxy Statement  │  TARGET CORPORATION     16

Back To Contents
ITEM ONE	ELECTION OF DIRECTORS

ELECTION AND NOMINATION PROCESS

Our election process is backed by sound corporate governance principles:

•	All directors are elected annually;

•	Directors are elected under a “majority voting” standard – each director in an uncontested election must receive more votes “For” his or her election than votes “Against” in order to be elected; and

•	An incumbent director who is not re-elected must promptly offer to resign. The Nominating and Governance Committee will make a recommendation on the offer and the Board must accept or reject the offer within 90 days and publicly disclose its decision and rationale.

The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the full Board. The Committee considers the following factors in its efforts to identify potential director candidates:

•	Input from the Board’s self-evaluation process to identify the backgrounds or skill sets that are desired; and

•	Changes in our business strategy or operating environment and the future needs of the Board in light of anticipated director retirements under our Board tenure policies.

The Nominating and Governance Committee has retained a third-party search firm to assist in identifying director candidates and will also consider recommendations from shareholders. Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders. Shareholders may also nominate director candidates directly if they comply with our bylaws, which are described in more detail in Question 18 “How do I submit a proposal or nominate a director candidate for the 2017 Annual Meeting of Shareholders?” on page 73 of the proxy statement.

DETERMINING BOARD COMPOSITION

The criteria the Board follows in determining the composition of the Board is simple: directors are to have broad perspective, experience, knowledge and independence of judgment. The Board as a whole should consist predominantly of persons with strong business backgrounds that span multiple industries. The Board does not have a specific policy regarding consideration of gender, ethnic or other diversity criteria in identifying director candidates. However, the Board has had a longstanding commitment to, and practice of, maintaining diverse representation on the Board. At least annually the Board seeks input from each of its members with respect to the current composition of the Board in light of changes in our current and future business strategies, as well as our operating environment, as a means to identify any backgrounds or skill sets that may be helpful in maintaining or improving alignment between Board composition and our business. In addition, we seek feedback from our shareholders regarding the backgrounds and skill sets that they would like to see represented on our Board. This input is then used by our Nominating and Governance Committee in its director search process.

2016 Proxy Statement  │  TARGET CORPORATION     17

Back To Contents

BOARD EVALUATIONS AND REFRESHMENT

The Board regularly evaluates its performance to enhance Board functioning and the effectiveness of the Board-management relationship.

EVALUATION METHOD	DESCRIPTION
Self-Evaluation

The Nominating and Governance Committee, in consultation with the Lead Independent Director, annually leads the performance review of the Board and its Committees. In 2015, the Board self-evaluation involved a third-party consultant who conducted an online survey completed by each director, followed by individual interviews. Following completion of the interviews, the results were discussed by both the Nominating and Governance Committee and the full Board.

The self-evaluation process seeks to obtain each director’s assessment of the effectiveness of the Board, the Committees and their leadership, and Board/management dynamics in the following categories:
• The Board’s purpose and mandate
• Business knowledge and risk management
• Information sharing
• Board and Committee composition, roles and contribution
• Meeting effectiveness
Corporate Governance Review	Our Nominating and Governance Committee conducts an annual corporate governance review that compares our core corporate governance practices with prevailing best practices, emerging practices and evolving topics as indicated by current literature, corporate governance organizations and institutional shareholders.
Charter and Corporate Governance Guidelines Review	We periodically review our Committee Charters and Corporate Governance Guidelines. In January 2015, as a result of our comprehensive review of risk oversight at the management, Board and Committee levels, we clarified and enhanced existing practices through amendments to our Committee Charters and Corporate Governance Guidelines to provide more transparency on how risk oversight is exercised at the Board and Committee levels, and reallocated and clarified risk oversight responsibilities among the Committees. In the fall of 2015, after having an opportunity to evaluate the functioning of the Committees, the Board further refined its Committee responsibilities to align with our strategic priorities and to enhance coordination among the Committees. Additionally, after engaging shareholders to understand their perspectives and viewpoints on proxy access, while also giving consideration to the views of industry groups and proxy advisory firms, as part of our annual corporate governance review we adopted a proxy access bylaw in November 2015.

The Board maintains tenure policies (contained in our Corporate Governance Guidelines) as a means of ensuring that the Board regularly benefits from a balanced mix of perspectives and experiences. To enhance our ability to recruit the most qualified candidates for our Board, including candidates with robust retail experience, in 2015 we eliminated our prior tenure policy that prohibited directors from serving on the Board for more than five years after retiring from active employment. Our current tenure policies are as follows:

TENURE POLICIES
Term Limit	Directors may not serve on the Board for more than 20 years
Mandatory Retirement	Directors must retire at the end of the term in which they reach age 72
Change in Principal Employment	Directors must offer to resign upon any substantial change in principal employment

No directors departed our Board since our 2015 Annual Meeting, but we did expand the size of our Board to add four new directors:

BIOGRAPHICAL
ADDITIONS		INFORMATION
•	Robert L. Edwards – Identified by our CEO; brings substantial food and drug retail expertise to the Board
•	Melanie L. Healey – Identified by independent search firm(1); brings substantial consumer product goods expertise to the Board
•	Donald R. Knauss – Identified by independent search firm(1); brings substantial consumer product goods manufacturing and marketing expertise to the Board
•	Monica C. Lozano – Identified by independent search firm(1); brings substantial operations, marketing and strategic planning expertise to the Board, as well as a deep understanding of issues that are important to Hispanics, a growing U.S. demographic

(1)	The independent search firm was retained directly by the Nominating and Governance Committee to assist with identifying, screening and evaluating candidates for the Board.

2016 Proxy Statement  │  TARGET CORPORATION     18

Back To Contents

Our current Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors:

TENURE ON BOARD

5.8 years
Average Director
Tenure

2016 NOMINEES FOR DIRECTOR

After considering the recommendations of the Nominating and Governance Committee, the Board has set the number of directors at 14 and nominated all of the current directors to stand for re-election. The Board believes that each of these nominees is qualified to serve as a director of Target and the specific qualifications of each nominee that were considered by the Board follow each nominee’s biographical description. Equally important, the Board believes that the combination of backgrounds, skills and experiences has produced a Board that is well-equipped to exercise oversight responsibilities for Target’s shareholders and other stakeholders.

The following table describes key characteristics of our business and the skills our Board collectively possesses.

TARGET’S BUSINESS CHARACTERISTICS	SKILLS OUR BOARD COLLECTIVELY POSSESSES
Target’s scale and complexity requires aligning many different areas of our operations, including marketing, merchandising, supply chain, technology, human resources, property development, credit card servicing and our community and charitable activities.	Senior Leadership. Experience as executive officer level business leader or senior government leader.
Our brand is the cornerstone of our strategy to provide a relevant and affordable differentiated shopping experience for our guests.	Marketing or Brand Management. Marketing or managing well-known brands or the types of consumer products and services we sell.
We own most of our stores and a network of distribution centers.	Real Estate. Real estate acquisitions and dispositions or property management experience.
We have a large and global workforce, which represents one of our key resources, as well as one of our largest operating expenses.	Workforce Management. Managing a large or global workforce.
Our business has become increasingly complex as we have expanded our offerings as well as the channels in which we deliver our shopping experience. This increased complexity requires an increasingly sophisticated technology infrastructure.	Technology. Leadership and understanding of technology, digital platforms and new media, data security, and data analytics.
Our business involves sourcing merchandise domestically and internationally from a large number of vendors and distributing it through our network of distribution centers.	Multi-National Operations or Supply Chain Logistics. Executive officer roles at multi-national organizations or in global supply chain operations.
We are a large public company committed to disciplined financial and risk management, legal and regulatory compliance and accurate disclosure.	Finance or Risk Management. Public company management, financial stewardship, enterprise risk management or credit card servicing experience.
To be successful, we must preserve, grow and leverage the value of our reputation with our guests, team members, the communities in which we operate and our shareholders.	Public Affairs or Corporate Governance. Public sector experience, community relations or corporate governance expertise.

2016 Proxy Statement  │  TARGET CORPORATION     19

Back To Contents

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Roxanne S. Austin Age 55 Director since 2002 Independent Committees • Infrastructure and Investment (Chair) • Risk and Compliance

BACKGROUND

Roxanne S. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. Ms. Austin also previously served as President and Chief Executive Officer of Move Networks, Inc., President and Chief Operating Officer of DIRECTV, Inc., Executive Vice President and Chief Financial Officer of Hughes Electronics Corporation and as a partner of Deloitte & Touche LLP.

QUALIFICATIONS

Through her extensive management and operating roles, including her financial roles, Ms. Austin provides the Board with financial, operational and risk management expertise, and substantial knowledge of new media technologies.

OTHER PUBLIC COMPANY BOARDS
	Current Abbott Laboratories(1) AbbVie Inc.(1) Teledyne Technologies Incorporated	Past 5 Years LM Ericsson Telephone Company

(1)	AbbVie Inc. became a public company in January 2013 following its separation from Abbott Laboratories. Ms. Austin was serving on the Board of Abbott Laboratories at the time of the separation and became a director of AbbVie Inc. in connection with the separation.

Douglas M. Baker, Jr. Age 57 Director since 2013 Lead Independent Director Committees • Human Resources and Compensation • Nominating and Governance

BACKGROUND

Douglas M. Baker, Jr., is Chairman and Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. He has served as Chairman of the Board of Ecolab since May 2006 and Chief Executive Officer since July 2004, and served as President from 2002 to 2011.

QUALIFICATIONS

Mr. Baker provides the Board with valuable global marketing, sales and general management experience, as well as operational and governance perspectives. His current role as CEO of a large publicly-held company provides the Board with additional top-level perspective in organizational management.

OTHER PUBLIC COMPANY BOARDS
	Current Ecolab Inc. U.S. Bancorp	Past 5 Years None

2016 Proxy Statement  │  TARGET CORPORATION     20

Back To Contents

Brian C. Cornell Age 57 Director since 2014 Committees • None

BACKGROUND

Brian C. Cornell has served as Chairman of the Board and Chief Executive Officer of Target Corporation since August 2014. Mr. Cornell served as Chief Executive Officer of PepsiCo Americas Foods, a division of PepsiCo, Inc., a multinational food and beverage corporation, from March 2012 to July 2014. From April 2009 to January 2012, Mr. Cornell served as Chief Executive Officer and President of Sam’s Club, a division of Wal-Mart Stores, Inc., a discount retailer, and as an Executive Vice President of Wal-Mart Stores, Inc.

QUALIFICATIONS

Through his more than 30 years in escalating leadership positions at leading retail and global consumer product companies, including three CEO roles and more than two decades doing business in North America, Asia, Europe and Latin America, Mr. Cornell provides meaningful leadership experience and retail knowledge. His past experience includes time as both a vendor partner and a competitor to Target, and he brings insights from those roles to the company today.

OTHER PUBLIC COMPANY BOARDS
	Current Yum! Brands, Inc.	Past 5 Years Polaris Industries Inc.

Calvin Darden Age 66 Director since 2003 Independent Committees • Human Resources and Compensation • Nominating and Governance

BACKGROUND

Calvin Darden is Chairman of Darden Putnam Energy & Logistics, LLC, a company that sells fuel products, a position he has held on a full-time basis since February 2015. From November 2009 to February 2015, he was Chairman of Darden Development Group, LLC, a real estate development company. Mr. Darden had a 33-year career with the United Parcel Service of America, Inc., an express carrier and package delivery company, and served in a variety of senior management positions, ending as Senior Vice President of U.S. Operations in February 2005.

QUALIFICATIONS

Mr. Darden provides the Board with significant experience in supply chain networks, logistics, customer service and management of a large-scale workforce obtained over his career with United Parcel Service of America, Inc., and more recently has developed expertise in community relations and real estate development.

OTHER PUBLIC COMPANY BOARDS
	Current Coca-Cola Enterprises, Inc. Cardinal Health, Inc.	Past 5 Years None

2016 Proxy Statement  │  TARGET CORPORATION     21

Back To Contents

Henrique De Castro Age 50 Director since 2013 Independent Committees • Human Resources and Compensation • Infrastructure and Investment

BACKGROUND

Henrique De Castro is the former Chief Operating Officer of Yahoo! Inc., a digital media company that delivers personalized digital content and experiences worldwide by offering online properties and services to users. He held that position from November 2012 to January 2014. He previously served at Google Inc., a company that builds technology products and provides services to organize information, as President, Partner Business Worldwide from March 2012 to November 2012 and as President, Global Media, Mobile & Platforms from June 2009 to March 2012.

QUALIFICATIONS

Mr. De Castro provides the Board with valuable insight into media, mobile and technology platforms. His experiences at Yahoo! and Google, as well as his prior experience at Dell Inc. provides him with global perspectives on leading operations, strategy, partner management and revenue generation in the technology and media industries.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

Robert L. Edwards Age 60 Director since 2015 Independent Committees • Audit and Finance • Infrastructure and Investment

BACKGROUND

Robert L. Edwards is the former President and Chief Executive Officer of AB Acquisition LLC, a North American food and drug retail company, a position he held from January 2015 to April 2015 due to Albertsons’ acquisition of Safeway Inc. Mr. Edwards previously held several executive level positions with Safeway Inc., a United States food and drug retail company, including President and Chief Executive Officer from May 2013 to April 2015, President and Chief Financial Officer from April 2012 to May 2013, and Executive Vice President and Chief Financial Officer from March 2004 to April 2012.

QUALIFICATIONS

Mr. Edwards provides the Board with substantial food and drug retail expertise and perspectives from his time at Safeway and Albertsons. In addition, his prior experiences as a CEO of a large publicly-held company and as CFO of multiple public companies provides the Board with extensive public company accounting and financial reporting expertise and a top-level perspective in organizational management.

OTHER PUBLIC COMPANY BOARDS
	Current Blackhawk Network Holdings, Inc.	Past 5 Years Flextronics International Ltd. KKR Financial Holdings LLC Safeway Inc.

2016 Proxy Statement  │  TARGET CORPORATION     22

Back To Contents

Melanie L. Healey Age 55 Director since 2015 Independent Committees • Human Resources and Compensation • Infrastructure and Investment

BACKGROUND

Melanie L. Healey is the former Group President, North America, of The Procter & Gamble Company, one of the world’s leading providers of branded consumer packaged goods, a position she held from January 2009 to December 2014. Ms. Healey also served as Group President and Advisor to the Chairman and Chief Executive Officer of The Procter & Gamble Company from January 2015 to July 2015.

QUALIFICATIONS

Ms. Healey provides the Board with valuable strategic, branding, distribution and operating experience on a global scale obtained over her more than 30-year career in the consumer goods industry in three multinational companies (Procter & Gamble, Johnson & Johnson and S.C. Johnson & Sons). Her deep experience in marketing, including her 18 years outside the United States, provides the Board with strategic and operational leadership and critical insights into brand building and consumer marketing trends globally.

OTHER PUBLIC COMPANY BOARDS
	Current Verizon Communications Inc.	Past 5 Years None

Donald R. Knauss Age 65 Director since 2015 Independent Committees • Human Resources and Compensation • Nominating and Governance

BACKGROUND

Donald R. Knauss is the former Executive Chairman of The Clorox Company, a leading multinational manufacturer and marketer of consumer and professional products, a position he held from November 2014 to June 2015. Mr. Knauss previously served as Chairman and Chief Executive Officer of The Clorox Company from October 2006 until November 2014.

QUALIFICATIONS

Mr. Knauss possesses substantial senior management level experience in a variety of areas, including branded consumer products and consumer dynamics, manufacturing and supply chain, the retail environment, and sales and distribution that strengthens the Board’s collective knowledge, capabilities and experience.

OTHER PUBLIC COMPANY BOARDS
	Current Kellogg Company McKesson Corporation	Past 5 Years The Clorox Company URS Corporation

2016 Proxy Statement  │  TARGET CORPORATION     23

Back To Contents

Monica C. Lozano Age 59 Director since 2016 Independent Committees • Audit and Finance • Nominating and Governance

BACKGROUND

Monica C. Lozano is the former Chairman of U.S. Hispanic Media, Inc., a leading Hispanic news and information company with outlets in Los Angeles, New York, Chicago and other U.S. cities, a position she held from June 2014 to January 2016. Ms. Lozano previously served ImpreMedia, LLC, a wholly owned subsidiary of U.S. Hispanic Media, Inc., as Chair from July 2012 to May 2014, and as Chief Executive Officer from May 2010 to May 2014. Ms. Lozano served as Publisher of La Opinion, a subsidiary of ImpreMedia, LLC, from 2004 to May 2014 and was Chief Executive Officer from 2004 to July 2012.

QUALIFICATIONS

Ms. Lozano possesses substantial senior management experience in areas such as operations, marketing and strategic planning. She also has a deep understanding of issues that are important to Hispanics, a growing U.S. demographic. Ms. Lozano has board-level experience overseeing large organizations with diversified operations on matters such as governance, risk management and financial reporting.

OTHER PUBLIC COMPANY BOARDS
	Current Bank of America Corporation	Past 5 Years The Walt Disney Company

Mary E. Minnick Age 56 Director since 2005 Independent Committees • Audit and Finance • Infrastructure and Investment

BACKGROUND

Mary E. Minnick is a Partner of Lion Capital LLP, a consumer-focused private investment firm, a position she has held since May 2007. Ms. Minnick had a 23-year career with The Coca Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, and served in a variety of senior management positions, ending as President of Marketing, Strategy and Innovation in February 2007.

QUALIFICATIONS

Ms. Minnick provides the Board with substantial expertise in building brand awareness, general management, product development, marketing, distribution and sales on a global scale obtained over her career with The Coca-Cola Company. Her current position with Lion Capital provides the Board with additional insights into the retail business and consumer marketing trends outside the United States.

OTHER PUBLIC COMPANY BOARDS
	Current The WhiteWave Foods Company (Term ending in May 2016)	Past 5 Years Heineken NV

2016 Proxy Statement  │  TARGET CORPORATION     24

Back To Contents

Anne M. Mulcahy Age 63 Director since 1997 Independent Committees • Human Resources and Compensation (Chair) • Risk and Compliance

BACKGROUND

Anne M. Mulcahy is Chairman of the Board of Trustees of Save The Children Federation, Inc., a non-profit organization dedicated to creating lasting change in the lives of children throughout the world, a position she has held since March 2010. Ms. Mulcahy had a 34-year career with Xerox Corp., a document management company, and served in a variety of senior management positions, ending as Executive Chairman in May 2010.

QUALIFICATIONS

Ms. Mulcahy obtained extensive experience in all areas of business management as she led Xerox Corp. through a transformational turnaround. This experience, combined with her leadership roles in business trade associations and public policy activities, provides the Board with additional expertise in the areas of organizational effectiveness, financial management and corporate governance.

OTHER PUBLIC COMPANY BOARDS
	Current Graham Holdings Company Johnson & Johnson LPL Financial Holdings Inc.	Past 5 Years None

Derica W. Rice Age 51 Director since 2007 Independent Committees • Audit and Finance (Chair) • Risk and Compliance

BACKGROUND

Derica W. Rice is Executive Vice President, Global Services and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, positions he has held since January 2010 and May 2006, respectively.

QUALIFICATIONS

Mr. Rice’s career with Eli Lilly has provided him with substantial experience in managing worldwide financial operations. His expertise gives the Board additional skills in the areas of financial oversight, risk management and the alignment of financial and strategic initiatives.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

2016 Proxy Statement  │  TARGET CORPORATION     25

Back To Contents

Kenneth L. Salazar Age 61 Director since 2013 Independent Committees • Risk and Compliance (Chair) • Infrastructure and Investment

BACKGROUND

Kenneth L. Salazar is a Partner at WilmerHale, a full service business law firm, a position he has held since June 2013. Previously, Mr. Salazar served as the U.S. Secretary of the Interior from 2009 to 2013, U.S. Senator from Colorado from 2005 to 2009 and as Attorney General of Colorado from 1999 to 2005.

QUALIFICATIONS

Mr. Salazar has substantial public policy experience at both the state and federal levels. Mr. Salazar provides the Board with additional insights on public policy issues and leadership on matters involving multiple stakeholder stewardship.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

John G. Stumpf Age 62 Director since 2010 Independent Committees • Nominating and Governance (Chair) • Risk and Compliance

BACKGROUND

John G. Stumpf is Chairman of the Board and Chief Executive Officer of Wells Fargo & Company, a banking and financial services company. He has been Chief Executive Officer since June 2007 and Chairman since January 2010. He also served as President from August 2005 to November 2015. A 33-year veteran of Wells Fargo, he has held various operational and managerial positions throughout his career.

QUALIFICATIONS

Mr. Stumpf’s current role as Chairman and Chief Executive Officer of Wells Fargo, and long career in banking, provides the Board with expertise in brand management, financial oversight and stewardship of capital, as well as valuable perspectives in large public company organizational structuring and management.

OTHER PUBLIC COMPANY BOARDS
	Current Chevron Corporation Wells Fargo & Company	Past 5 Years None

2016 Proxy Statement  │  TARGET CORPORATION     26

Back To Contents

STOCK OWNERSHIP INFORMATION

STOCK OWNERSHIP GUIDELINES

Stock ownership that must be disclosed in this proxy statement includes shares directly or indirectly owned, and shares issuable or options exercisable that the person has the right to acquire within 60 days. Our stock ownership guidelines vary from the required ownership disclosure in that they do not include any options, but do include share equivalents held under deferred compensation arrangements, as well as unvested restricted stock units (RSUs) and performance-based RSUs (PBRSUs) at the minimum share payout. We believe our stock ownership guidelines for our directors and executive officers are aligned with shareholders’ interests because the guidelines reflect equity that has economic exposure to both upside and downside risk.

OWNERSHIP GUIDELINES BY POSITION
DIRECTORS	CEO	OTHER NEOS
Fixed Value of $270,000	7x base salary	3x base salary

EQUITY USED TO MEET STOCK OWNERSHIP GUIDELINES
YES	NO
Outstanding shares that the person beneficially owns or is deemed to beneficially own, directly or indirectly, under the federal securities laws	Options, regardless of when they are exercisable
RSUs and PBRSUs (at their minimum share payout, which is 75% of the at-goal payout level), whether vested or unvested	Performance Share Units (PSUs) because their minimum share payout is 0% of the at-goal payout level
Deferred compensation amounts that are indexed to Target common stock, but ultimately paid in cash

All directors and executive officers are expected to achieve the required levels of ownership under our stock ownership guidelines within five years of their election or appointment. If a director or executive officer has not satisfied the ownership guideline amounts within those first five years, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (in all cases net of exercise costs and taxes) until compliance is achieved. In addition, if an executive officer is below the ownership guideline amounts during the first five years after becoming an executive officer, he or she must retain at least 50% of all shares acquired on the vesting of equity awards or the exercise of stock options until compliance is achieved.

2016 Proxy Statement  │  TARGET CORPORATION     27

Back To Contents

The following table shows the holdings of our current directors and NEOs recognized for purposes of our stock ownership guidelines as of March 30, 2016, and the respective ownership guidelines calculations.

	SHARES			TOTAL STOCK	STOCK
	DIRECTLY OR			OWNERSHIP FOR	OWNERSHIP
	INDIRECTLY	RSUs &	SHARE	GUIDELINES	GUIDELINES
	OWNED	PBRSUs	EQUIVALENTS	(# OF SHARES)(1)	CALCULATION
DIRECTORS					TOTAL VALUE(2)
Roxanne S. Austin	10,000	22,134	0	32,134	$2,686,402
Douglas M. Baker, Jr.	0	9,682	0	9,682	$809,415
Calvin Darden	0	22,134	775	22,909	$1,915,224
Henrique De Castro	0	12,472	0	12,472	$1,042,659
Robert L. Edwards(3)	10,000	3,951	0	13,951	$1,166,304
Melanie L. Healey(3)	0	3,430	0	3,430	$286,748
Donald R. Knauss(3)	0	3,951	0	3,951	$330,304
Monica C. Lozano(3)	0	2,364	0	2,364	$197,630
Mary E. Minnick	886	56,346	443	57,675	$4,821,668
Anne M. Mulcahy	7,114	29,701	0	36,815	$3,077,734
Derica W. Rice	0	49,397	0	49,397	$4,129,589
Kenneth L. Salazar	0	9,129	0	9,129	$763,184
John G. Stumpf	0	14,011	0	14,011	$1,171,320
CURRENT NAMED					MULTIPLE OF BASE
EXECUTIVE OFFICERS					SALARY(2)
Brian C. Cornell	68,085	132,484	0	200,569	12.9
Catherine R. Smith(4)	0	11,868	0	11,868	1.2
John J. Mulligan	37,431	34,714	10,779	82,924	6.9
Michael E. McNamara(4)	0	13,667	0	13,667	1.6
Jeffrey J. Jones II	18,475	16,990	0	35,465	4.1
Timothy R. Baer	16,396	17,289	0	33,685	4.2

(1)	The “Total Stock Ownership” calculation, like the required disclosure of “Total Shares Beneficially Owned” on page 29, starts with “Shares Directly or Indirectly Owned” but differs by (a) excluding all options, regardless of whether they can be converted into common stock on or before May 29, 2016, and (b) including (i) share equivalents that are held under deferred compensation arrangements and (ii) RSUs and PBRSUs (at their minimum share payout, which is 75% of the at-goal payout level), whether vested or unvested, even if they will be converted into common stock more than 60 days from March 30, 2016.

(2)	Based on closing stock price of $83.60 as of March 30, 2016.

(3)	Mr. Edwards and Mr. Knauss joined the Board on August 12, 2015. Ms. Healey joined the Board on November 11, 2015. Ms. Lozano joined the Board on March 9, 2016. They currently comply with our stock ownership guidelines because they have five years from those respective dates to meet the required $270,000 stock ownership level.

(4)	Ms. Smith became Executive Vice President & Chief Financial Officer on September 1, 2015. Mr. McNamara became Executive Vice President & Chief Information Officer on June 3, 2015. They currently comply with our stock ownership guidelines because they have five years from those respective dates to meet the required 3x base salary stock ownership level.

2016 Proxy Statement  │  TARGET CORPORATION     28

Back To Contents

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table includes information about the shares of Target common stock (our only outstanding class of equity securities) which are beneficially owned on March 30, 2016 or which the person has the right to acquire within 60 days of March 30, 2016 for each director, named executive officer in the Summary Compensation Table on page 47, and all current Target directors and executive officers as a group.

	SHARES
	DIRECTLY OR	SHARES	STOCK OPTIONS	TOTAL SHARES
	INDIRECTLY	ISSUABLE	EXERCISABLE	BENEFICIALLY
	OWNED	WITHIN 60 DAYS(1)	WITHIN 60 DAYS	OWNED(2))
DIRECTORS
Roxanne S. Austin	10,000	20,360	24,349	54,709
Douglas M. Baker, Jr.	0	7,908	5,570	13,478
Calvin Darden	0	20,360	37,105	57,465
Henrique De Castro	0	10,698	5,570	16,268
Robert L. Edwards(3)	10,000	2,177	0	12,177
Melanie L. Healey(3)	0	1,656	0	1,656
Donald R. Knauss(3)	0	2,177	0	2,177
Monica C. Lozano(3)	0	592	0	592
Mary E. Minnick	886	54,572	0	55,458
Anne M. Mulcahy	7,114	27,927	23,325	58,366
Derica W. Rice	0	46,371	0	46,371
Kenneth L. Salazar	0	7,355	3,601	10,956
John G. Stumpf	0	12,237	17,889	30,126
NAMED EXECUTIVE OFFICERS
Brian C. Cornell	68,085	0	0	68,085
Catherine R. Smith(4)	0	0	0	0
John J. Mulligan(4)	37,431	6,253	222,636	266,320
Michael E. McNamara(4)	0	0	0	0
Jeffrey J. Jones II	18,475	0	152,064	170,539
Timothy R. Baer	16,396	2,913	387,665	406,974
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS
As a group (24 persons)	191,234 (5)	223,556	1,061,800	1,476,590

(1)	Includes shares of common stock that the named individuals may acquire on or before May 29, 2016 pursuant to the conversion of vested RSUs into common stock.

(2)	All directors and executive officers as a group own less than 1% of Target’s outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed.

(3)	Mr. Edwards and Mr. Knauss joined the Board on August 12, 2015. Ms. Healey joined the Board on November 11, 2015. Ms. Lozano joined the Board on March 9, 2016.

(4)	Ms. Smith became Executive Vice President & Chief Financial Officer on September 1, 2015. Mr. McNamara became Executive Vice President & Chief Information Officer on June 3, 2015.

(5)	Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 30, 2016.

2016 Proxy Statement  │  TARGET CORPORATION     29

Back To Contents

BENEFICIAL OWNERSHIP OF TARGET’S LARGEST SHAREHOLDERS

The following table includes certain information about each person or entity known to us to be the beneficial owner of more than five percent of our common stock:

	NUMBER OF
	COMMON SHARES
NAME AND ADDRESS	BENEFICIALLY	PERCENT OF
OF >5% BENEFICIAL OWNER	OWNED	CLASS(1)
State Street Corporation	53,329,159(2)	8.9%
One Lincoln Street
Boston, Massachusetts 02111
The Vanguard Group	40,375,582(3)	6.8%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	35,549,107(4)	6.0%
55 East 52nd Street
New York, New York 10055

(1)	Based on shares outstanding on March 30, 2016.

(2)	State Street Corporation (State Street) reported its direct and indirect beneficial ownership in various fiduciary capacities (including as trustee under Target’s 401(k) Plan) on a Schedule 13G filed with the SEC on February 16, 2016. The filing indicates that as of December 31, 2015, State Street had sole voting power for 0 shares, shared voting power for 53,329,159 shares, sole dispositive power for 0 shares and shared dispositive power for 53,329,159 shares.

(3)	The Vanguard Group (Vanguard) reported its direct and indirect beneficial ownership on a Schedule 13G/A filed with the SEC on February 11, 2016. The filing indicates that as of December 31, 2015, Vanguard had sole voting power for 1,143,469 shares, shared voting power for 60,900 shares, sole dispositive power for 39,182,855 shares and shared dispositive power for 1,192,727 shares.

(4)	BlackRock, Inc. (BlackRock) reported its direct and indirect beneficial ownership on a Schedule 13G/A filed with the SEC on February 10, 2016. The filing indicates that as of December 31, 2015, BlackRock had sole voting power for 29,974,267 shares, shared voting power for 21,834 shares, sole dispositive power for 35,527,273 shares and shared dispositive power for 21,834 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to timely file reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal  year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended January 30, 2016, all Section 16(a) filing requirements were met.

2016 Proxy Statement  │  TARGET CORPORATION     30

Back To Contents

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE(1)

Anne M. Mulcahy, Chair

Douglas M. Baker, Jr.

Calvin Darden

Henrique De Castro

Donald R. Knauss

(1)	Ms. Healey joined the Human Resources and Compensation Committee following the preparation of this report.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (CD&A) focuses on how our Named Executive Officers (NEOs) were compensated for fiscal 2015 (February 1, 2015 through January 30, 2016) and how their fiscal 2015 compensation aligns with our pay for performance philosophy.

For fiscal 2015, our NEOs were:

NAME	PRINCIPAL POSITION
Brian C. Cornell	Chairman & Chief Executive Officer
Catherine R. Smith	Executive Vice President & Chief Financial Officer
John J. Mulligan	Executive Vice President & Chief Operating Officer
Michael E. McNamara	Executive Vice President & Chief Information Officer
Jeffrey J. Jones II	Executive Vice President & Chief Marketing Officer
Timothy R. Baer	Executive Vice President, Chief Legal Officer & Corporate Secretary

On June 3, 2015, Mr. McNamara joined Target as Executive Vice President and Chief Information Officer. On September 1, 2015, Mr. Mulligan assumed the newly created role of Executive Vice President and Chief Operating Officer and Ms. Smith replaced Mr. Mulligan as Executive Vice President and Chief Financial Officer.

Our CD&A is divided into the following sections:

•	Executive Summary

•	Our Performance Framework for Executive Compensation

•	Other Benefit Elements

•	Compensation Governance

2016 Proxy Statement  │  TARGET CORPORATION     31

Back To Contents

EXECUTIVE SUMMARY

Executing on our Strategy

Over the past year, we delivered on the sales and profit goals we laid out at the beginning of the year. Traffic increased in all four quarters of fiscal 2015 and our signature categories of Style, Baby, Kids, and Wellness led our growth. Along with sales growth, we delivered year-over-year gross margin and selling, general, and administrative expense improvement. We delivered $4.69 of adjusted EPS this year, more than 11% higher than 2014, which is on track to deliver longer term financial goals. Excluding the gain on the sale of our pharmacy business, we generated a very healthy after-tax ROIC of 13.9% for the year, up well over a percentage point from 2014.

This year’s results demonstrate that we are focused on the right strategic priorities on behalf of our guests. We have created a stronger foundation and have a talented and agile team aligned around a focused set of key enterprise priorities. Throughout the CD&A we provide examples of how our executive compensation programs align with our overall performance and strategic priorities. Our incentives, which comprise the majority of our NEOs’ compensation packages, are comprised of a well-balanced portfolio of distinct performance metrics. These metrics are centered on profitable growth in both the short-term and long-term incentive plans to encourage focus on sustained and holistic overall company performance.

Shareholder Support for our 2015 Advisory Vote on Executive Compensation

At our June 2015 annual meeting of shareholders, shareholders approved our Say on Pay proposal in support of our executive compensation program by 96.6%, a significant improvement over the prior year. We believe open dialogue with our shareholders and reflecting their feedback in our compensation decisions has been instrumental in obtaining shareholder support.

Shareholder Outreach

As discussed on page 16, we regularly engage in outreach efforts with our shareholders, both large and small, and involve one or more independent directors in these conversations as appropriate. Prior to the June 2015 Say on Pay vote, these engagements focused on key strategic initiatives announced by our CEO, as well as our decision to exit the Canadian market and the impact that the associated write-offs would have on our executive officers’ compensation. Shareholder feedback gained from these discussions informed key compensation decisions made during the March 2015 Human Resources and Compensation Committee meeting, resulting in a special one-time grant of Strategic Alignment Awards to executive officers. The rationale for these grants was explained in our prior year’s CD&A. Due to the March 2015 grant date of these awards (which falls in our fiscal 2015), the value of these awards is reported in the Summary Compensation Table in this year’s proxy statement.

Since the 2015 Say on Pay vote in which 96.6% of shareholder votes cast were in support, our outreach efforts included a  business and governance update on the addition of new directors, our refresh of leadership roles to execute strategy, how our reshaped strategy has led to improving performance, and a discussion of our continued commitment to sound governance and compensation practices. In the course of these engagements we have received positive feedback on the current design of our executive compensation program. Accordingly, there have been no significant changes in the program design in 2015. We value the feedback provided by our shareholders and look forward to continued, open dialogue on compensation matters and other issues relevant to our business.

The Board’s overarching goal is to deliver on our pay for performance philosophy by offering compensation programs that support our strategy, incent strong results, attract and retain a premier management team, and are supported by shareholders.

2016 Proxy Statement  │  TARGET CORPORATION     32

Back To Contents

Summary of Key Compensation Decisions Made in Fiscal 2015

TOPIC	DESCRIPTION	MORE INFORMATION
Forfeited Incentives

As described in the CD&A for last year’s Annual Meeting of Shareholders, the Board’s decision to discontinue Canadian operations resulted in a write-off in 2014 that, due to not meeting the minimum performance threshold in fiscal 2014 required to provide tax deductibility, caused the forfeiture of a substantial portion of outstanding incentives, including:

• Three years of PSU awards, the January 2014 PBRSU award and the 2014 short-term incentive plan (STIP) for executive officers

• $4.7 million of Mr. Cornell’s 2014 at-goal pro-rata incentives

Strategic Alignment Awards	As described in last year’s CD&A, Strategic Alignment Awards were granted in March 2015 to connect the management team’s pay with performance in achieving goals designed to reposition Target and drive long-term growth consistent with our key priorities. The awards were granted off-cycle to consider this matter in the context of Target’s full year financial performance (including the impact of our Canadian exit), as well as to gain input from shareholders in advance of making the awards. These shareholder conversations, which represented over 40% of shares voted, informed our decision to grant these awards.
Fiscal 2015 STIP Payouts	For fiscal 2015, the financial metrics within our short-term incentive plan delivered at-goal performance, resulting in 100% payout for the financial component.
Fiscal 2016 STIP Change	Beginning in fiscal 2016, we replaced the personal performance component of the non-CEO NEOs’ STIP with a team scorecard to encourage alignment around strategy, collective goals and greater objectivity in this portion of the annual incentive program. Along with this change, we increased the weight of the financial component from 67% at-goal to 80% at-goal.
NEO New Hire Compensation	As part of the offers given to Mr. McNamara and Ms. Smith to join Target, the Human Resources and Compensation Committee approved sign-on bonuses and pro-rata equity grants consisting of PSUs and PBRSUs on terms consistent with the awards granted to Target’s other executive officers in January 2015, as well as Strategic Alignment Awards consistent with those granted to Target’s other executive officers in March 2015.
Perquisite Changes	As part of the Human Resources and Compensation Committee’s annual assessment of perquisites, automobile and automobile allowances were eliminated from executive officer perquisites starting in fiscal 2016.

Pay for Performance

We provide our NEOs a mix of base salary, short-term and long-term incentives with compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.

Our incentive award payouts align with our financial performance.

•	For fiscal 2015, the financial metrics within our short-term incentive plan delivered at-goal performance, resulting in 100% payout for the financial component. This was the first payout under the financial component of our short-term incentive plan since fiscal 2012.

•	100% of our annual long-term incentive (LTI) program features performance-based metrics and is tied to relative performance versus our retail peers.

•	Our PSU awards for the 2012-2014, 2013-2015 and 2014-2016 performance periods were forfeited entirely, as described under “Long-Term Incentives” beginning on page 40.

The charts below illustrate actual payouts, as a percentage of goal, over the last five years for our STIP and PSU plans. PSU awards and the financial component of STIP made up more than 67% of at-goal annual total direct compensation (TDC) for our NEOs in fiscal 2015.

STIP Financial Component Performance	PSU Awards Payouts

2016 Proxy Statement  │  TARGET CORPORATION     33

Back To Contents

Target’s Executive Compensation Practices

The following practices and policies ensure alignment of interests between shareholders and executives, and effective ongoing compensation governance.

COMPENSATION PRACTICE	TARGET POLICY		MORE INFORMATION
Pay for Performance	YES |	A significant percentage of the total direct compensation package features performance-based metrics, including 100% of our annual LTI.
Robust Stock Ownership Guidelines	YES |	We have stock ownership guidelines for executive officers of 7x base salary for CEO, 3x base salary for non-CEO executive officers and $270,000 for directors.
Annual Shareholder “Say on Pay”	YES |	We value our shareholders’ input on our executive compensation programs. Our Board of Directors seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures and related narrative of this proxy statement.
Double Trigger Change-in-Control	YES |	We grant equity awards that require both a change-in-control and an involuntary termination or voluntary termination with good reason before vesting.
Annual Compensation Risk Assessment	YES |	A risk assessment of our compensation programs is performed on an annual basis.
Clawback Policy	YES |	Our policy allows recovery of incentive cash and equity compensation if it is earned based on inaccurate financial statements.
Independent Compensation Consultant	YES |	The Human Resources and Compensation Committee retains an independent compensation consultant to advise on the executive compensation program and practices.
Hedging of Company Stock	NO |	Executive officers and members of the Board of Directors may not directly or indirectly engage in transactions intended to hedge or offset the market value of Target common stock owned by them.
Pledging of Company Stock	NO |	Executive officers and members of the Board of Directors may not directly or indirectly pledge Target common stock as collateral for any obligation.
Tax Gross-Ups	NO |	We do not provide tax gross-ups to our executive officers.
Dividends on Unearned Performance Awards	NO |	We do not pay dividends on unearned performance awards.
Repricing or Exchange of Underwater Stock Options	NO |	Our equity incentive plan does not permit repricing or exchange of underwater stock options without shareholder approval.
Employment Contracts	NO |	None of our current Named Executive Officers has an employment contract.

2016 Proxy Statement  │  TARGET CORPORATION     34

Back To Contents

Performance Highlights

The following highlights show our historical performance on key metrics over each of the last five years and provide a back-drop for both our compensation outcomes and decisions. Variations of each respective metric are present in our executive compensation elements. Our precise metrics and results are described in more detail in the narratives for each compensation element.

Total Adjusted Sales(2) (in millions)	Digital Channel Sales Growth

Adjusted Earnings Per Share (EPS) from Continuing Operations(3)	After-Tax Return on Invested Capital (ROIC) from Continuing Operations(4)

Total Shareholder Return (TSR)

(1)	2012 reflects a 53-week accounting year.
(2)	Total Adjusted Sales excludes pharmacy sales for comparison purposes, due to the sale of the pharmacy business to CVS at the end of fiscal 2015. A reconciliation of Total Adjusted Sales to GAAP consolidated sales is provided in Appendix A.
(3)	A reconciliation of Adjusted EPS from Continuing Operations to GAAP EPS from Continuing Operations is provided in Appendix A.
(4)	After-Tax ROIC from Continuing Operations is a ratio based on GAAP information, with the exception of adjustments made to capitalize operating leases. A reconciliation of After-Tax ROIC from Continuing Operations is provided in Appendix A. For 2015, the After-Tax ROIC from Continuing Operations for the trailing twelve months ended January 30, 2016 was 16.0%, but was 13.9% excluding the net gain on the sale of our pharmacy and clinic businesses.

The Board and management team have demonstrated a strong commitment to returning capital to shareholders over the past five fiscal years.

2016 Proxy Statement  │  TARGET CORPORATION     35

Back To Contents

OUR PERFORMANCE FRAMEWORK FOR EXECUTIVE COMPENSATION

Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders and support our strategy. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results and shareholder returns over the long term.

CEO PAY MIX(1)	OTHER NEOs PAY MIX(1)

Performance-Based	90%	Performance-Based	84%

(1)	Represents annual at-goal TDC, which includes: (a) base salary levels approved for that year, (b) STIP opportunity at-goal for performance for that year, and (c) annual LTI awards representing the aggregate grant date fair value of awards granted in January 2016. For this purpose, TDC excludes items shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings”, “All Other Compensation”, and the one-time Strategic Alignment Awards included in “Stock Awards” in the Summary Compensation Table.

How Annual CEO Pay is Tied to Performance

The following pay elements are performance-based and represent a significant percentage of the total direct compensation package.

•	STIP – Payouts range from 50% to 200% of goal when performance levels are at or between 5% below and 5% above goal, respectively.

•	PSUs – Payouts range from 0% to 175% of goal depending on our performance relative to our retail peer group.

•	PBRSUs – Payouts range from 75% to 125% of goal depending on TSR performance relative to our retail peer group.

2016 Proxy Statement  │  TARGET CORPORATION     36

Back To Contents

Elements of Fiscal 2015 Executive Total Direct Compensation

	ELEMENT	KEY CHARACTERISTICS	LINK TO SHAREHOLDER VALUE	HOW WE DETERMINE AMOUNT	KEY DECISIONS
FIXED	Base Salary	Fixed compensation component payable in cash, representing less than 20% of TDC for our NEOs. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Scope and complexity of each executive officer’s roles, individual skills, contributions, market data and prior experience.	Approved starting salaries of new CFO and CIO in fiscal 2015. See page 42.
PERFORMANCE- BASED	Short-Term Incentives	Variable compensation component payable in cash based on performance against annually established financial goals and assessment of individual performance (excluding CEO).

Incentive targets are tied to achievement of key annual financial measures.

NEOs other than the CEO are also evaluated on subjective criteria intended to foster achievement of strategic goals.

Our CEO’s STIP is exclusively tied to financial measures.

Financial component of award based on:

- Earnings Before Interest and Taxes (Incentive EBIT)

- Sales

Personal scores are   based on critical factors upon which we believe leadership and performance should be assessed, but which are not quantifiable. We do not use a personal score in our CEO’s STIP.

To reinforce the importance of profitable growth, for fiscal 2015, we added sales as a metric.

For fiscal 2015, the financial component of our STIP achieved at-goal performance, resulting in 100% payout.

Beginning in fiscal 2016, we will replace the personal performance component of NEO STIP (excluding CEO) with a team scorecard. See page 39.

	Performance Share Unit Awards (75% of annual LTI grants)	PSUs cliff vest three years from the date of grant and payouts are based on relative three-year performance versus our retail peer group.	PSUs recognize our executive officers for achieving superior long-term relative performance in: - Market share change - EPS growth - After-tax ROIC

Grant award levels based on individual performance, potential future contributions, historical grant amounts, retention considerations and market data.

Actual award payout based on change in market share, EPS compound annual growth, and ROIC performance versus retail peer group over the three-year performance period.

As discussed on page 41, we did not meet the 162(m) threshold for fiscal 2014, effectively cancelling the fiscal 2012-2014, 2013-2015, and 2014-2016 PSU awards.
	Performance-Based Restricted Stock Unit Awards (25% of annual LTI grants)	PBRSUs cliff vest three years from the date of grant with the number of shares based on relative three-year TSR performance versus our retail peer group.	Fosters a culture of ownership, aligns the long-term interests of Target’s executive officers with our shareholders and rewards or penalizes based on relative TSR performance.	Grant awards based on individual performance, historical grant amounts, retention considerations and market data.	As discussed on page 41, we did not meet the 162(m) threshold for fiscal 2014, effectively cancelling the fiscal 2014-2016 PBRSU award.
	Strategic Alignment Awards (one-time grant)	Grants are one-time in nature and are based on performance against four strategic metrics identified as vital to Target’s short- and long-term success by senior management and the Board. These grants have a two-year performance period, are settled in stock and are included in this year’s Summary Compensation Table.	Designed to connect pay with performance in achieving goals designed to re-position Target and drive long-term growth.	Payout of these awards is based on the following metrics: - Total Sales Growth - Digital Channel Sales Growth - EBIT Growth - ROIC Modifier	As disclosed in last year’s CD&A, these one-time awards were made during fiscal 2015.

2016 Proxy Statement  │  TARGET CORPORATION     37

Back To Contents

Base Salary

We provide base salary as a means to provide a stable amount of cash compensation to our executive officers. In alignment with our pay for performance philosophy, it represents the smallest portion of TDC. The Human Resources and Compensation Committee approved starting salaries for Mr. McNamara and Ms. Smith in fiscal 2015 in connection with them joining Target as Executive Vice President and Chief Information Officer and Executive Vice President and Chief Financial Officer, respectively.

In January 2015, the Human Resources and Compensation Committee approved a fiscal 2015 base salary increase of $25,000 for Mr. Jones for his leadership in advancing our brand.

Short-Term Incentives

All NEOs are eligible to earn cash awards under our STIP program, which is designed to motivate and reward executives for performance on key annual measures. For fiscal 2015, STIP metrics included Incentive EBIT and Sales.

Fiscal 2015 Performance Metrics

Our STIP program for fiscal 2015 was based on two financial metrics to align our annual incentives with our strategy of driving growth, with an emphasis on profitability:

•	Incentive EBIT. Incentive EBIT represented 75% of the financial component of the STIP payout, an increase from 50% in fiscal 2014.

•	Sales. Beginning in fiscal 2015, sales was introduced to complement Incentive EBIT with a weighting of 25% at-goal of the financial component of the STIP payout to align with our strategy of driving growth. Prior to fiscal 2015, we used Economic Value Added as the second financial metric under the STIP.

In addition, fiscal 2015 is the last year we utilized the personal component under our STIP. For all NEOs other than the CEO, personal performance payments correspond to a predetermined percentage of base salary tied to a payout matrix for each personal performance review score. The maximum personal performance payout is equal to 46.7% of base salary. Review scores are a subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe leadership and performance should be assessed, but which are not quantifiable, including: enterprise leadership, the development of a high performing and diverse team, a strong commitment to high ethical standards, and the achievement of strategic goals and objectives for the year.

The following tables summarize the total short-term incentive opportunity for financial performance measures at 5% below goal, goal, and 5% above goal, and a representative incentive opportunity for the personal performance aspect of the short-term incentive program under various performance levels as a percentage of base salary. The tables are not substitutes for the information disclosed in the Grants of Plan-Based Awards in Fiscal 2015 table located on page 50.

Illustrative Payouts for our CEO (as a % of base salary)

	PERFORMANCE LEVEL
	5% BELOW GOAL	GOAL	5% ABOVE GOAL
Financial Component (75% Incentive EBIT, 25% Sales)	75%	150%	300%

Illustrative Payouts for Other NEOs (as a % of base salary)

	PERFORMANCE LEVEL
	BELOW GOAL(1)	GOAL(2)	ABOVE GOAL(3)
Financial Component (75% Incentive EBIT, 25% Sales)	20%	53%	120%
Personal Performance Component	20%	27%	40%
Total	40%	80%	160%

(1)	Reflects financial performance at 5% below goal and “effective” personal performance.
(2)	Reflects financial performance at-goal and “excellent” personal performance.
(3)	Reflects financial performance at 5% above goal and “outstanding” personal performance.

2016 Proxy Statement  │  TARGET CORPORATION     38

Back To Contents

Fiscal 2015 Performance Goals and How We Performed in Comparison to These Goals

The fiscal STIP goals were reviewed, discussed and approved by the Board at the beginning of the year. When approving these goals, the Board takes into account our business strategies, the economic environment and how the annual goal aligns with our long-range plan.

Historically, our STIP goals have proven challenging, with 0% payouts for the Financial Component of STIP for both fiscal 2013 and fiscal 2014.

With respect to fiscal 2015, Incentive EBIT and Sales goals represented a year-over-year increase in Incentive EBIT of 8.5% and Sales growth of 2.4%, respectively. For context, an 8.5% increase needed for an at-goal payout for Incentive EBIT is higher than any actual year-over-year increase since 2010. Similarly, the 2.4% sales increase needed for an at-goal payout for Sales is higher than any actual year-over-year increase since 2012.

METRIC	GOAL(1)	ACTUAL(1)	PERFORMANCE RESULT(2)	WEIGHT	TOTAL PAYOUT(2)
Incentive EBIT	$5,352	$5,353	100%	75%	100%
STIP Sales	$74,359	$74,339	99.9%	25%

(1)	In millions.
(2)	Expressed as a percentage of goal.

Incentive EBIT is EBIT for our single business segment, as determined under GAAP, but it excludes incentive expense. In other words, it represents EBIT on a pre-incentive compensation expense basis.

Effective December 16, 2015, CVS Pharmacy, Inc. (CVS) acquired Target’s pharmacy and clinic businesses. Because the original goal level of sales assumed that we would have a full year of pharmacy and clinic sales, for purposes of the STIP, the actual sales results were adjusted to include the sales lost to CVS from the effective date of the transaction through the end of the fiscal year to ensure consistent comparison with the sales goal set. Incentive EBIT results were unaffected by the transaction.

Fiscal 2016 STIP Design

Beginning in fiscal 2016, we replaced the personal performance component of the other NEOs’ STIP with a team scorecard. In tandem, we increased the weight of the financial component from 67% at-goal to 80% at-goal. Our CEO’s STIP remains exclusively tied to Financial Performance.

2015	2016
Financial Performance 67% at-goal • Incentive EBIT (75% weight) • Sales (25% weight)	Financial Performance 80% at-goal • Incentive EBIT (75% weight) • Sales (25% weight)
Personal Performance 33% at-goal	Team Scorecard 20% at-goal

2016 Proxy Statement  │  TARGET CORPORATION     39

Back To Contents

In order to align our executive officers with our announced strategy and initiatives, team scorecard performance will be based on progress made toward strategic priorities. The Human Resources and Compensation Committee approved this change to address shareholder and proxy advisor feedback to enhance transparency of the plan, to focus the management team around common results, and to increase the overall financial orientation of the program.

Additional detail regarding this new component will be described in relation to fiscal 2016 STIP payouts in next year’s proxy statement.

Long-Term Incentives

To align our executive officers’ pay outcomes with long-term performance, 100% of our annual LTI grant features performance-based metrics and comprises the majority of each NEO’s total compensation.

Value of LTI Awarded at Grant

In determining the amount of individual LTI awards, the Human Resources and Compensation Committee considered each NEO’s performance during the fiscal year, potential future contributions, historical annual grant amounts and retention considerations, as well as market data for comparable executives from our retail and general industry peer groups. The annual LTI grants are made in January of each year (the last month of our fiscal year) to allow the Committee to include an assessment of our financial performance in determining grant levels.

The Human Resources and Compensation Committee made two changes to the NEOs’ annual LTI grants versus the prior year. Mr. Cornell’s LTI grant date present value was increased by $500,000. The grant date present value of this award was used to position Mr. Cornell’s at-goal TDC at roughly the median of our combined retail and general industry peer groups. In addition, Mr. Mulligan’s LTI grant date present value was increased by $1.5 million for assuming additional responsibilities in connection with his new role as Chief Operating Officer.

Mix of LTI

Once the total annual grant date present value for a NEO is determined, the Human Resources and Compensation Committee grants 75% of this value in PSUs and 25% in PBRSUs. Under this approach, strong long-term performance relative to peers on critical metrics becomes the key driver of compensation realized by executive officers.

PSUs

Our PSUs have a three-year performance period and are settled in stock. The plan payout is intended to reflect the same key metrics we use to manage our business and drive shareholder returns over time. Each metric is compared relative to our retail peer group. The three relative metrics used in our PSU plan are:

•	Change in Market Share. A company’s change in market share is calculated by determining the difference between (b) and (a) and dividing that difference by (a). The “market” is the sum of domestic net sales for us and our retail peer group.

(a) The company’s domestic net sales in the baseline year is divided by the market’s domestic net sales for the baseline year.

(b) The company’s domestic net sales in the final year of the performance period is divided by the market’s domestic net sales for the final year.

•	EPS Growth. The compound annual growth rate of our EPS from continuing operations versus the reported EPS from continuing operations of our retail peer group.

•	After-Tax ROIC. Three-year average net operating profit after-tax (NOPAT) divided by average invested capital for both our results and our retail peer group, excluding discontinued operations.

With these three independent metrics, our PSU program supports the critical drivers of our success: to grow top-line relative to the retail sector, to grow it profitably, and to ensure prudent deployment of capital to drive the business.

As described on page 39, we sold our pharmacy and clinic businesses to CVS in December of 2015. The Change in Market Share and EPS Growth metrics described above will use fiscal 2015 as the baseline year from which we will compare our performance with our retail peer group over the next three years. To normalize our results for the absence of the pharmacy and clinic businesses over the three-year performance period, our baseline fiscal 2015 results will exclude both the pharmacy and clinic sales for all of fiscal 2015, as well as the one-time gain that was recognized on the sale of this business to CVS.

2016 Proxy Statement  │  TARGET CORPORATION     40

Back To Contents

The following example illustrates PSU payouts at various levels of performance:

For more information about our peer groups, see pages 44-45.

2013-2015 PSU Payout

We did not achieve our 162(m) threshold for fiscal 2014 required to earn the 2013-2015 PSU payout. In addition, the 2012-2014 and 2014-2016 PSU award cycles were also forfeited.

PBRSUs

In January 2016, the Human Resources and Compensation Committee granted PBRSU awards in connection with fiscal 2015 performance. The PBRSU amount will be adjusted up or down by 25 percentage points if Target’s TSR is in the top one-third or bottom one-third for the retail peer group, respectively, over the three-year vesting period. These stock-settled awards cliff vest three years from the date of grant.

PBRSU Payout Schedule
TSR PERFORMANCE RANKING(1)	PERCENT OF GOAL
1-6	125%
7-12	100%
13-18	75%

(1)	The retail peers for PBRSUs exclude Publix. The value of Publix’s stock price is established on an annual basis, making them an inappropriate comparator for the purpose of assessing our relative TSR performance.

We did not achieve our 162(m) threshold for fiscal 2014 required to earn a payout for the 2014-2016 PBRSU performance period, so the PBRSUs for that performance period were forfeited.

2016 Proxy Statement  │  TARGET CORPORATION     41

Back To Contents

Strategic Alignment Awards

Strategic Alignment Awards were granted in March 2015, recognizing a change in leadership and a refocused strategy following the exit from Canada. Payout of these awards is based on important absolute metrics, each selected to drive focused outcomes that complement the relative performance metrics in our annual LTI awards. The payouts up to 150% of goal will be assessed based on three core metrics, as outlined below, with an additional ability to earn up to 200% of goal payout with an after-tax ROIC modifier.

METRIC	IMPORTANCE	PERFORMANCE GOALS
Total Sales Growth	Drive sales through a focus on signature categories, increased personalization, and localization	Goal: 3% Compound Annual Growth Rate (CAGR) Maximum: 4.5% CAGR No payout for 0% CAGR
Digital Channel Sales Growth	Continued focus on omnichannel strategy that enables our guests to engage with Target anywhere, anytime	Goal: 30% CAGR Maximum: 45% CAGR No payout for 0% CAGR
Earnings Before Interest and Taxes (EBIT) Growth	Ensure that we are growing sales profitably, and optimizing expenses to fuel this profitable growth	Goal: increase Segment EBIT by $500 million (2016 v. 2014), surpassing all time high EBIT performance Maximum: $750 million increase No payout for $0 increase
Return on Invested Capital Modifier	Invest smartly in our business, effectively allocating capital to drive profit	To earn additional upside, requires at least 13.75% for fiscal 2016, representing the highest in recent history at the time they were granted

In March 2015, the Human Resources and Compensation Committee and the independent members of the Board approved Strategic Alignment Awards for our active executive officers at that time. As described in last year’s CD&A, Strategic Alignment Awards were granted in March 2015 to connect the management team’s pay with its performance in achieving goals designed to re-position Target and drive long-term growth consistent with our key priorities. The awards were in addition to annual LTI grants, and were granted off-cycle to allow the Human Resources and Compensation Committee and full Board to carefully consider this matter in the context of Target’s full year financial performance, as well as to gain input from shareholders in advance of making the awards. In addition to aligning pay with performance, the Human Resources and Compensation Committee considered the overall retentive value of the awards in a key time of transition.

Based on our extensive dialogue with shareholders on this matter, we proactively disclosed detailed information about these awards throughout last year’s CD&A; however, the grant date fair values appear in the compensation tables of this proxy statement since they were granted in fiscal 2015. Accordingly, the Stock Awards column of the Summary Compensation Table on page 47 includes the grant date fair values for the Strategic Alignment Awards and annual LTI grants made in January 2016.

Specifically, in March 2015, our active NEOs received these performance-based awards with grant date present values as follows: Mr. Cornell – $3.75 million, Mr. Mulligan – $3 million, Mr. Jones – $2.85 million, and Mr. Baer – $2.5 million. Strategic Alignment Awards were also granted as sign-on compensation to Mr. McNamara – $2.5 million in June 2015, and Ms. Smith – $1 million in September 2015, to align the management team around these common goals.

The grants are based on performance, have a two-year performance period and are settled in stock. The two-year performance period and performance metrics are explicitly designed to align with timing and metrics that drive the transformational plan set by our CEO and Board that was announced in March 2015. A two-year performance period bolsters the performance-based nature of our executive pay program as all other outstanding LTI with active performance metrics at the time of grant did not vest until 2018.

The Strategic Alignment Awards are forfeited if termination occurs prior to the conclusion of the performance period, except in the event of death and disability.

Competitive Sign-On Compensation Related to New Hires

On June 3, 2015, Mr. McNamara joined Target as Executive Vice President and Chief Information Officer. To attract Mr. McNamara to Target, he received a sign-on bonus of $750,000, pro-rata equity grants consisting of PSUs and PBRSUs valued at $2.2 million and a Strategic Alignment Award valued at $2.5 million.

On September 1, 2015, Ms. Smith joined Target as Executive Vice President and Chief Financial Officer. To attract Ms. Smith to Target, she received a sign-on bonus of $500,000, pro-rata equity grants consisting of PSUs and PBRSUs valued at $1.4 million and a Strategic Alignment Award valued at $1 million.

Sign-on compensation for Mr. McNamara and Ms. Smith is reflective of their respective significant retail experiences and was designed to orient a meaningful portion of their compensation to common goals shared by the other NEOs on terms consistent with the awards granted to Target’s other executive officers in January 2015 and the Strategic Alignment Awards granted in March 2015. Mr. McNamara and Ms. Smith also received relocation benefits.

2016 Proxy Statement  │  TARGET CORPORATION     42

Back To Contents

OTHER BENEFIT ELEMENTS

We offer other benefit components designed to encourage retention of key talent including:

•	Pension plan. No pension plan is available to any employee hired after January 2009. We maintain a pension plan for team members hired prior to January 2009 who meet certain eligibility criteria. We also maintain supplemental pension plans for those team members who are subject to IRS limits on the basic pension plan or whose pensions are adversely impacted by participating in our deferred compensation plan. Our pension formula under these plans is the same for all participants—there are no enhanced benefits provided to executive officers beyond extending the pension formula to earnings above the qualified plan limits.

•	401(k) plan. Available to all team members who work more than 1,000 hours for the company. There is no enhanced benefit for executives.

•	Deferred compensation plan. For a broad management group (approximately 3,500 eligible team members), we offer a non-qualified, unfunded, individual account deferred compensation plan. The plan has investment options that mirror our 401(k) plan.

•	Perquisites. We provide certain perquisites to our executive officers, principally to allow them to devote more time to our business and to promote their health and safety. The Human Resources and Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. Mr. Cornell is only eligible for perquisites that support his safety, health and well-being — home security, parking, executive physical, exercise room access and personal use of company-owned aircraft for security reasons. Mr. Cornell is required to reimburse Target for the incremental costs of using company-owned aircraft for personal purposes if his personal use exceeds $175,000 per year. Mr. Cornell did not exceed that amount in fiscal 2015.

Greater detail on these components is provided in the tables that follow the Summary Compensation Table on page 47.

Income Continuance

None of our NEOs has an employment contract, enhanced change-of-control benefits or rights to tax gross-ups. We provide an Income Continuance Policy (ICP) to executive officers who are involuntarily terminated without cause to assist in their occupational transitions. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of base salary and the average of the last three years of short-term incentive and personal performance payments. In addition, any NEO who receives severance payments under our ICP also receives a $30,000 allowance for outplacement services.

COMPENSATION GOVERNANCE

Process for Determining Executive Compensation (Including NEOs)

Human Resources and Compensation Committee

The Human Resources and Compensation Committee is responsible for determining the composition and value of our non-CEO executive officer pay packages and for developing a recommendation for our CEO’s pay package that is reviewed and approved by the independent directors of the full Board. The Human Resources and Compensation Committee receives assistance from two sources: (a) an independent compensation consulting firm, Semler Brossy Consulting Group (SBCG); and (b) our internal executive compensation staff, led by our Executive Vice President & Chief Human Resources Officer. All decisions regarding executive compensation and final recommendations to the independent members of the full Board are made solely by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers.

Human Resources and Compensation Committee’s Independent Consultant

SBCG has been retained by and reports directly to the Human Resources and Compensation Committee and does not have any other consulting engagements with management or Target. The Committee assessed SBCG’s independence in light of the SEC and NYSE listing standards and determined that no conflict of interest or independence concerns exist.

With respect to CEO compensation, SBCG provides an independent recommendation to the Human Resources and Compensation Committee, in the form of a range of possible outcomes, for the Human Resources and Compensation Committee’s consideration. In developing its recommendation, SBCG relies on its understanding of Target’s business and compensation programs and SBCG’s independent research and analysis. SBCG does not meet with our CEO with respect to CEO compensation. SBCG also provides an independent assessment of the CEO’s recommendations on NEO compensation to the Human Resources and Compensation Committee.

2016 Proxy Statement  │  TARGET CORPORATION     43

Back To Contents

Compensation of Other Executive Officers and Role of Management

In developing compensation recommendations for other executive officers, the Executive Vice President and Chief Human Resources Officer provides our CEO with market data on pay levels and compensation design practices provided by management’s external compensation consultants, Willis Towers Watson and Hay Group, covering our retail and general industry peer group companies. Management’s outside consultants do not have any interaction with either the Human Resources and Compensation Committee or our CEO, but do interact with the Executive Vice President and Chief Human Resources Officer and her staff. In addition to providing market data, management’s external compensation consultants perform other services for Target unrelated to the determination of executive compensation.

Our Executive Vice President and Chief Human Resources Officer and the CEO work together to develop our CEO’s compensation recommendations to the Human Resources and Compensation Committee for other executive officers. The CEO alone is responsible for providing final compensation recommendations for the other executive officers to the Human Resources and Compensation Committee.

Benchmarking Using Compensation Peer Groups

Peer group market positioning is another important factor considered in determining each executive officer’s TDC.

The TDC levels and elements described in the preceding pages are evaluated annually for each executive officer relative to our retail and general industry peer group companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by SBCG and proprietary survey data assembled by Willis Towers Watson and Hay Group.

Due to a range of factors, including the scope of NEO positions, tenure in role and company-specific concerns, there is an imperfect comparability of NEO positions between companies. As such, market position served as a reference point in the TDC determination process rather than a formula-driven outcome.

100% of our annual LTI program features performance-based metrics and is tied to relative performance versus the retail peer group. The retail peer group was formulated based on an initial screen of companies in the Global Industry Classification Standard (GICS) retailing index with revenue from core retail operations greater than $15 billion. The retail peer group is also used within our LTI plans. Target’s relative performance compared to this peer group on key metrics determines overall payout for our PSU and PBRSU awards.

General industry companies are also included as a peer group because they represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries.

The composition of the peer groups is reviewed annually to ensure it is appropriate in terms of company size and business focus, and any changes made are reviewed with SBCG and approved by the Compensation Committee. The companies included in the 2015 market comparisons are listed below.

2015 Peer Groups

RETAIL		GENERAL INDUSTRY
Amazon.com, Inc.	Lowe’s Companies, Inc.	3M Company	Johnson Controls, Inc.
Best Buy Co., Inc.	Macy’s, Inc.	Abbott Laboratories	McDonald’s Corporation
Costco Wholesale Corporation	Publix Super Markets, Inc.	Anthem, Inc.	MetLife, Inc.
CVS Health Corporation	Rite Aid Corporation	Archer-Daniels-Midland Company	Mondelez International, Inc.
Dollar General Corporation	Sears Holdings Corporation	The Coca-Cola Company	PepsiCo, Inc.
The Gap, Inc.	Staples, Inc.	Deere & Company	Pfizer Inc.
The Home Depot, Inc.	The TJX Companies, Inc.	The Dow Chemical Company	The Procter & Gamble Company
Kohl’s Corporation	Walgreens Boots Alliance, Inc.	Express Scripts Holding Company	Time Warner Inc.
The Kroger Co.	Wal-Mart Stores, Inc.	FedEx Corporation	United Parcel Services, Inc.
		General Mills, Inc.	UnitedHealth Group Incorporated
		Johnson & Johnson	United Technologies Corporation

2016 Proxy Statement  │  TARGET CORPORATION     44

Back To Contents

The following table summarizes our scale relative to our retail and general industry peer groups. The financial information reflects fiscal year end data available as of January 30, 2016:

	2015 Peer Group Comparison(1)(2)
	RETAIL			GENERAL INDUSTRY
	REVENUES	MARKET CAP	EMPLOYEES	REVENUES	MARKET CAP	EMPLOYEES
25th Percentile	$27,316	$8,562	121,000	$32,427	$35,384	54,212
Median	36,330	20,002	154,100	53,886	57,044	96,900
75th Percentile	96,216	72,986	197,000	73,735	106,680	162,250
Target Corporation	$73,785	$41,922	341,000	$73,785	$41,922	341,000

(1)	All amounts in millions, except employees.
(2)	Data Source: Equilar

Shareholder Outreach

As discussed on page 16, we regularly engage in outreach efforts with our shareholders, both large and small, relating to a variety of topics and involve one or more independent directors in these conversations as appropriate. Compensation-related topics covered as part of these outreach efforts commonly include the results of our most recent Say on Pay vote, the impact of our business strategies on compensation decisions, our overall compensation framework, developments in the competitive compensation environment including third party policies on compensation practices, and contemplated changes to our compensation practices. We use the information gathered through these outreach efforts to help inform our compensation decisions. For example, shareholder feedback gained in 2015 informed key compensation decisions made during the March 2015 Human Resources and Compensation Committee meeting, resulting in a special one-time grant of Strategic Alignment Awards to executive officers. In the course of our discussions with shareholders since the 2015 Say on Pay vote, in which 96.6% of shareholder votes were cast in support, we have received positive feedback on the current design of our compensation program. We value the feedback provided by our shareholders and look forward to continued, open dialogue on compensation matters and other issues relevant to our business.

Compensation Policies and Risk

As part of our regular review of our compensation practices, we conducted an analysis of whether our compensation policies and practices for our employees create material risks to the company. The results of this analysis, which concluded that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company, were reviewed by the Human Resources and Compensation Committee’s independent consultant and discussed with the Human Resources and Compensation Committee. More specifically, this conclusion was based on the following considerations:

COMPENSATION RISK CONSIDERATIONS
Pay Mix	Compensation mix of base salary and short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.
Performance Metrics	A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This “portfolio” approach to performance metrics encourages focus on sustained and holistic overall company performance.
Performance Goals	Goals are approved by our independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout curves and leverage that support our pay for performance philosophy.
Equity Incentives	Equity incentive programs and stock ownership guidelines are designed to align management and shareholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the company.
Risk Mitigation Policies	We incorporate several risk mitigation policies into our officer compensation program, including:
• The Human Resources and Compensation Committee’s ability to use “negative discretion” to determine appropriate payouts under formula-based plans;
• A clawback policy to recover incentive compensation that was based on inaccurate financial statements;
• Stock ownership guidelines for executive officers and directors; and
• Anti-hedging and anti-pledging policies.

2016 Proxy Statement  │  TARGET CORPORATION     45

Back To Contents

Clawback Policy

Our clawback policy, which covers all officers, allows for recovery of the following compensation elements:

•	All amounts paid under the Short-Term Incentive Plan (including any discretionary payments) that were paid with respect to any fiscal year that is restated; and

•	All awards under the Long-Term Incentive Plan whether exercised, vested, unvested, or deferred.

All demands for repayment are subject to Human Resources and Compensation Committees discretion. For an officer to be subject to recovery or cancellation under this policy, he or she must have engaged in intentional misconduct that contributed to the need for a restatement of our consolidated financial statements.

Anti-Hedging and Anti-Pledging Policy

Executive officers and members of the Board of Directors may not directly or indirectly engage in capital transactions intended to hedge or offset the market value of Target common stock owned by them, nor may they pledge Target common stock owned by them as collateral for any loan. In compliance with this policy, none of our executive officers or members of the Board of Directors have any hedges or pledges of Target common stock.

Grant Timing Practices

We have the following practices regarding the timing of equity compensation grants. These practices have not been formalized in a written policy, but they are strictly observed.

•	Our annual LTI grant is made on the date of our regularly scheduled January Board of Directors meeting. These meetings are scheduled more than one year in advance.

•	We have no practice or policy of coordinating or timing the release of company information around our grant dates.

•	On occasion we grant equity compensation outside of our annual LTI grant cycle for new hires, promotions, recognition, retention or other purposes. If the grant date is after the approval date, it must be on a date specified at the time of approval.

Compensation Tax Policy

Our short-term and long-term compensation programs, including the compensation paid in fiscal 2015, are intended to qualify as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (IRC). These compensation programs are generally structured such that executive officers are entitled to receive a maximum payout amount upon achievement of a minimum performance condition determined by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee then uses its negative discretion to determine the actual payout amount. The performance objectives that are communicated to our executive officers, which are described in detail above, guide the Human Resources and Compensation Committee’s exercise of its negative discretion to determine the actual payouts. We may provide non-deductible compensation in situations the Human Resources and Compensation Committee or our Board of Directors believes appropriate.

2016 Proxy Statement  │  TARGET CORPORATION     46

Back To Contents

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following Summary Compensation table contains values calculated and disclosed according to SEC reporting requirements. Salary, Bonus, and Non-Equity Incentive Plan compensation amounts reflect the compensation earned during each fiscal year. Stock Awards reflect awards with a grant date during each fiscal year.

It is important to note that the “Stock Awards” column, which is computed using grant date fair value:

•	Includes Strategic Alignment Awards for 2015 in addition to the regular 2015 annual grant amount, as described in Note 1. Strategic Alignment Awards were one-time in nature and made off-cycle, and have the effect of causing the amounts for 2015 to be higher.

•	Does not account for awards that were forfeited after grant. For example, the amounts for 2013 include PSUs and PBRSUs that were forfeited due to our financial performance not meeting the 162(m) threshold for fiscal 2014.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS(2)	STOCK AWARDS(1)(4)(5)	OPTION AWARDS(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION(6)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(7)	ALL OTHER COMPENSATION(8)	TOTAL
Brian C. Cornell Chairman & Chief Executive Officer	2015	$1,300,000	$0	$13,422,958	$0	$1,950,000	$0	$273,379	$16,946,337
	2014	$595,000	$48,390	$27,354,887	$0	$0	$0	$165,747	$28,164,024

Catherine R. Smith Executive Vice President & Chief Financial Officer(3)	2015	$290,000	$608,750	$5,683,978	$0	$161,313	$0	$788,775	$7,532,815

John J. Mulligan Executive Vice President & Chief Operating Officer(3)	2015	$1,000,000	$387,000	$8,091,035	$0	$534,000	$4,063	$377,385	$10,393,482
	2014	$919,231	$400,000	$4,555,603	$0	$0	$89,446	$328,348	$6,292,627
	2013	$700,000	$150,000	$3,505,105	$0	$0	$5,465	$273,286	$4,633,856
Michael E. McNamara Executive Vice President & Chief Information Officer	2015	$468,462	$924,000	$8,015,929	$0	$258,100	$0	$293,636	$9,960,127

Jeffrey J. Jones II Executive Vice President & Chief Marketing Officer	2015	$725,000	$280,575	$6,159,313	$0	$387,150	$0	$121,123	$7,673,161
	2014	$700,000	$290,000	$3,301,716	$0	$0	$0	$67,343	$4,359,059
	2013	$700,000	$0	$3,505,105	$0	$0	$0	$87,169	$4,292,275
Timothy R. Baer Executive Vice President, Chief Legal Officer & Corporate Secretary	2015	$675,000	$261,225	$5,300,173	$0	$360,450	$104,308	$737,675	$7,438,832

2016 Proxy Statement  │  TARGET CORPORATION     47

Back To Contents
(1)	The amounts in the “Stock Awards” column shows the aggregate grant date fair value of awards made in each fiscal year, and does not take into account a number of unusual events that have affected the awards in each of the three years provided. The following table shows the components of the “Stock Awards” amount reported for 2015 in order to isolate the amounts that are attributable to the 2015 annual grant from the amounts that are one-time or new hire compensation.

		COMPONENTS OF AMOUNT REPORTED IN 2015 STOCK AWARDS COLUMN

	AMOUNT REPORTED	ONE-TIME STRATEGIC
	IN 2015 STOCK	ALIGNMENT AWARD	NEW HIRE PRO-RATED	2015 ANNUAL GRANT
NAME	AWARDS COLUMN	AMOUNT	GRANT AMOUNT	AMOUNT
Mr. Cornell	$13,422,958	$3,750,014	N/A	$9,672,944
Ms. Smith	$5,683,978	$1,000,046	$1,374,691	$3,309,240
Mr. Mulligan	$8,091,035	$3,000,011	N/A	$5,091,024
Mr. McNamara	$8,015,929	$2,500,026	$2,206,663	$3,309,240
Mr. Jones	$6,159,313	$2,850,073	N/A	$3,309,240
Mr. Baer	$5,300,173	$2,500,035	N/A	$2,800,137

The “Stock Awards” amount for Mr. Cornell for 2014 is larger than a typical year because it includes both his hiring compensation (a portion of which was forfeited due to our financial performance not meeting the 162(m) threshold in 2014) and the annual PSU and PBRSU grants granted in January 2015. The amounts for 2013 include the PSUs and PBRSUs granted in January 2014 and the PSUs granted in March 2013 relating to the 2012 annual grant, even though both sets of grants were forfeited due to our financial performance not meeting the 162(m) threshold in 2014.

(2)	For NEOs other than our CEO, the “Bonus” amount shows actual payouts earned under the personal component of our Short-Term Incentive Plan. The CEO has no personal component to his Short-Term Incentive Plan payout. Fiscal 2015 is the only year of the last three years in which our NEOs earned a payout under the personal component of our Short-Term Incentive Plan. For Ms. Smith and Mr. McNamara, the “Bonus” amount for 2015 also includes $500,000 and $750,000, respectively, for sign-on bonuses included in their hiring compensation.

(3)	On September 1, 2015, Ms. Smith became Executive Vice President & Chief Financial Officer. Mr. Mulligan is a named executive officer because he was our Executive Vice President & Chief Financial Officer until August 31, 2015, although he would also have been a NEO due to his compensation had he not served as Executive Vice President & Chief Financial Officer for part of fiscal 2015.

(4)	Amounts represent the aggregate grant date fair value of awards made each fiscal year, as computed in accordance with FASB ASC Topic 718. See Note 26, Share Based Compensation, to our consolidated financial statements for fiscal 2015 and Note 24, Share Based Compensation, to our consolidated financial statements for fiscal 2014 for a description of our accounting and the assumptions used.

(5)	Represents the aggregate grant date fair value of Strategic Alignment Awards, PSUs and PBRSUs that were computed based on the probable outcome of the performance conditions as of the grant date. Actual payments will be based on degree of attainment of the performance conditions and our stock price on the settlement date. The Strategic Alignment Awards, which were an off-cycle grant, causes the amounts for 2015 to be higher. Additionally, the amounts for 2013 include the PSUs and PBRSUs granted in January 2014, even though they were forfeited due to our not meeting the 162(m) threshold for fiscal 2014.

2016 Proxy Statement  │  TARGET CORPORATION     48

Back To Contents

The range of payments for the Strategic Alignment Awards and PSUs granted in fiscal 2015 is as follows:

		MINIMUM	AMOUNT	MAXIMUM
NAME		AMOUNT	REPORTED	AMOUNT
Mr. Cornell
•	Strategic Alignment Award Granted 3/11/15	$0	$3,750,014	$7,500,028
•	PSU Granted 1/13/16	$0	$7,125,015	$12,468,776
Ms. Smith
•	Strategic Alignment Award Granted 9/1/15	$0	$1,000,046	$2,000,092
•	PSU Granted 9/1/15	$0	$1,012,558	$1,771,976
•	PSU Granted 1/13/16	$0	$2,437,541	$4,265,697
Mr. Mulligan
•	Strategic Alignment Award Granted 3/11/15	$0	$3,000,011	$6,000,022
•	PSU Granted 1/13/16	$0	$3,750,008	$6,562,514
Mr. McNamara
•	Strategic Alignment Award Granted 6/4/15	$0	$2,500,026	$5,000,051
•	PSU Granted 6/4/15	$0	$1,625,261	$2,844,207
•	PSU Granted 1/13/16	$0	$2,437,541	$4,265,697
Mr. Jones
•	Strategic Alignment Award Granted 3/11/15	$0	$2,850,073	$5,700,146
•	PSU Granted 1/13/16	$0	$2,437,541	$4,265,697
Mr. Baer
•	Strategic Alignment Award Granted 3/11/15	$0	$2,500,035	$5,000,071
•	PSU Granted 1/13/16	$0	$2,062,540	$3,609,446

(6)	The “Non-Equity Incentive Plan Compensation” amount shows actual payouts earned under the financial component of our Short-Term Incentive Plan. Fiscal 2015 is the only year of the last three years in which our NEOs earned a payout under the financial component our Short-Term Incentive Plan.

(7)	For fiscal 2015, the following amounts are related to the change in the qualified pension plan value:

CHANGE IN PENSION
NAME	VALUE
Mr. Mulligan	$4,063
Mr. Baer	$104,308

Mr. Cornell, Ms. Smith, Mr. McNamara and Mr. Jones are not eligible for the Target Corporation Pension Plan or any supplemental pension plans because they were hired after January 2009. Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in fiscal 2015, 2014 and 2013 were 4.71%, 3.87% and 4.77%, respectively. The Change in Pension Value column reflects the additional pension benefits attributable to additional service, increases in eligible earnings and changes in the discount rate.

(8)	The amounts reported for fiscal 2015 include matching credits of up to a maximum of 5% of cash compensation allocated between the Target 401(k) Plan and our current executive deferred compensation plan (EDCP), the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values, relocation benefits and perquisites.

NAME	MATCH CREDITS	LIFE INSURANCE	SPP CREDITS	RELOCATION	PERQUISITES	TOTAL
Mr. Cornell	$66,770	$22,624	$0	$0	$183,985	$273,379
Ms. Smith	$0	$2,540	$0	$784,675	$1,561	$788,775
Mr. Mulligan	$70,096	$35,275	$228,157	$0	$43,857	$377,385
Mr. McNamara	$0	$3,925	$0	$271,229	$18,482	$293,636
Mr. Jones	$50,733	$17,114	$0	$0	$53,276	$121,123
Mr. Baer	$47,120	$64,653	$578,785	$0	$47,117	$737,675

Supplemental Pension Plans. The SPP Credits for our NEOs represent additional accruals of supplemental pension plan benefits under the Target Corporation Supplemental Pension Plan I (SPP I) and the Target Corporation Supplemental Pension Plan II (SPP II) that are credited to their deferred compensation accounts. These benefits are based on our normal pension formula, so they are affected by final average pay, service, age and changes in interest rates. See the narrative following the Pension Benefits for Fiscal 2015 table for more information about our pension plans.

2016 Proxy Statement  │  TARGET CORPORATION     49

Back To Contents

Relocation. In connection with the hiring and appointment of Ms. Smith as our Chief Financial Officer and Mr. McNamara as our Chief Information Officer, we paid direct expenses of $252,382 and $121,229, respectively, related to their relocations to facilitate moves to our corporate office in Minnesota, including commuting costs. In addition, we provided relocation support to Ms. Smith of $532,292 and a lump sum relocation allowance of $150,000 to Mr. McNamara. The entire relocation benefit is subject to repayment if the recipient voluntarily leaves Target at any time during the recipient’s first 36 months with the company. No tax gross-up is provided for these relocation benefits.

Perquisites. The perquisites for our NEOs other than Mr. Cornell consist of a company-provided car or car allowance, reimbursement of financial management expenses, reimbursement of home security expenses, on-site parking, on-site exercise room, spousal travel on business trips, limited personal use of company-owned aircraft and executive physicals. Mr. Cornell is only eligible for perquisites that support his safety, health and well-being—reimbursement of home security expenses, on-site parking, executive physical, on-site exercise room, and personal use of company-owned aircraft for security reasons. Mr. Cornell is required to reimburse Target for the incremental costs of using company-owned aircraft for personal purposes if his personal use exceeds $175,000 per year. As part of the Human Resources and Compensation Committee’s annual assessment of perquisites, automobile and automobile allowances will be eliminated from executive officer perquisites starting in fiscal 2016. The only individual perquisite that exceeded $25,000 was Mr. Cornell’s personal use of company-owned aircraft for security reasons, which amounted to $161,873. No tax gross-up is provided on this perquisite.

The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or “deadhead,” flights. In addition to the perquisites included in the table in this footnote, the NEOs occasionally use support staff time for personal matters, principally to allow them to devote more time to our business, and receive personal use of empty seats on business flights of company-owned aircraft and personal use of event tickets when such tickets are not being used for business purposes, each of which are benefits for which we have no incremental cost.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

									GRANT DATE
			ESTIMATED POSSIBLE PAYOUTS			ESTIMATED FUTURE PAYOUTS			FAIR VALUE
	GRANT		UNDER NON-EQUITY INCENTIVE			UNDER EQUITY INCENTIVE			OF STOCK
NAME	DATE		PLAN AWARDS(1)			PLAN AWARDS(2)			AWARDS(3)
						THRESHOLD	TARGET	MAXIMUM
			THRESHOLD	TARGET	MAXIMUM	(#)	(#)	(#)
Brian C. Cornell	3/11/15		$975,000	$1,950,000	$5,200,000
	3/11/15					0	48,145	96,290	$3,750,014
	1/13/16					24,610	32,813	41,017	$2,547,929
	1/13/16					0	98,439	172,269	$7,125,015
Catherine R. Smith	9/1/15	(4)	$60,417	$161,313	$1,127,677
	9/1/15	(4)				3,339	4,451	5,564	$362,133
	9/1/15	(4)				0	13,353	23,368	$1,012,558
	9/1/15	(4)				0	13,188	26,376	$1,000,046
	1/13/16					8,420	11,226	14,033	$871,699
	1/13/16					0	33,677	58,935	$2,437,541
John J. Mulligan	3/11/15		$200,000	$534,000	$3,733,000
	3/11/15					0	38,516	77,032	$3,000,011
	1/13/16					12,953	17,270	21,588	$1,341,016
	1/13/16					0	51,810	90,668	$3,750,008
Michael E. McNamara	6/4/15	(4)	$96,667	$258,100	$1,804,283
	6/4/15	(4)				5,075	6,766	8,458	$581,402
	6/4/15	(4)				0	20,298	35,522	$1,625,261
	6/4/15	(4)				0	31,223	62,446	$2,500,026
	1/13/16					8,420	11,226	14,033	$871,699
	1/13/16					0	33,677	58,935	$2,437,541
Jeffrey J. Jones II	3/11/15		$145,000	$387,150	$2,706,425
	3/11/15					0	36,591	73,182	$2,850,073
	1/13/16					8,420	11,226	14,033	$871,699
	1/13/16					0	33,677	58,935	$2,437,541
Timothy R. Baer	3/11/15		$135,000	$360,450	$2,519,775
	3/11/15					0	32,097	64,194	$2,500,035
	1/13/16					7,125	9,499	11,874	$737,597
	1/13/16					0	28,496	49,868	$2,062,540

(1)	Awards represent potential payments under the current Target Corporation Officer Short-Term Incentive Plan (STIP). Payments are based on specified target levels of Incentive EBIT and Sales, as described in the Compensation Discussion and Analysis. Executive officers must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement eligibility (termination other than for cause after age 55 with at least five years of service). The maximum payment is the annual plan maximum, which is generally four times salary less, for executive officers other than our CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the STIP.

2016 Proxy Statement  │  TARGET CORPORATION     50

Back To Contents
(2)	Awards represent potential payments under Strategic Alignment Awards, PSUs and PBRSUs granted under our Amended and Restated 2011 Long-Term Incentive Plan in fiscal 2015. See the Compensation Discussion and Analysis for a more detailed description of the performance measures for those awards. The other terms of the Strategic Alignment Awards, PSUs and PBRSUs are described in Note 3 to the Outstanding Equity Awards at 2015 Fiscal Year-End table.

(3)	Grant date fair value for Strategic Alignments Awards, PSUs and PBRSUs was determined pursuant to FASB ASC Topic 718.

(4)	Awards represent the potential payments under the equity grants made to Ms. Smith and Mr. McNamara in connection with their hire dates of September 1, 2015 and June 3, 2015, respectively. Each received a pro-rata equity grant consisting of PSUs and PBRSUs on terms consistent with the awards granted to Target’s other executive officers in January 2015, as well as Strategic Alignments Awards consistent with those granted to Target’s other executive officers in March 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(#)(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3)
Brian C.							521,545	$37,770,289
Cornell
Catherine R.							89,426	$6,476,231
Smith
John J.	10,228	0	$48.89	01/09/2018	12,420	$899,456	196,317	$14,217,277
Mulligan	3,645	0	$54.87	09/02/2018
	1,784	0	$42.05	08/10/2019
	10,406	0	$49.41	01/13/2020
	9,466	0	$53.36	08/09/2020
	11,557	0	$55.46	01/12/2021
	29,833	0	$48.88	01/11/2022
	76,983	0	$50.51	01/24/2022
	104,263	34,755	$60.48	01/09/2023
Michael E.							135,762	$9,831,884
McNamara
Jeffrey J.	31,100	16,701	$58.21	04/02/2022			164,742	$11,930,616
Jones II	104,263	34,755	$60.48	01/09/2023
Timothy R.	63,408	0	$48.89	01/09/2018			141,717	$10,263,145
Baer	23,782	0	$42.05	08/10/2019
	65,037	0	$49.41	01/13/2020
	64,202	0	$55.46	01/12/2021
	99,444	0	$48.88	01/11/2022
	95,574	31,859	$60.48	01/09/2023

(1)	Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. In general, recipients of stock options must be continuously employed from the grant date to the applicable vesting date to become vested. If an executive officer’s employment is terminated other than for cause, unvested stock options are forfeited and the executive officer will have 210 days to exercise any vested stock options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

2016 Proxy Statement  │  TARGET CORPORATION     51

Back To Contents
	OPTIONS GRANTED BEFORE		OPTIONS GRANTED ON OR AFTER
	SEPTEMBER 14, 2011		SEPTEMBER 14, 2011
		VESTING AND		VESTING AND
		EXERCISE		EXERCISE
	MINIMUM YEARS	EXTENSION	MINIMUM YEARS	EXTENSION
AGE	OF SERVICE	PERIOD	OF SERVICE	PERIOD
65+	5	5 Years	10	10 Years
60-64	15	5 Years	10	10 Years
55-59	15	5 Years	15	5 Years
52-54	15	4 Years	15	4 Years
48-51	15	3 Years	15	3 Years
45-47	15	2 Years	15	2 Years

To receive these extension provisions, the executive officer must sign an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors. If the termination is voluntary, the executive officer must also have commenced discussions with the company regarding the executive officer’s consideration of termination at least six months prior to termination. These vesting-extension provisions are not available if an executive officer’s employment is terminated for cause. If an executive officer’s employment is terminated for cause, both the vested and unvested stock options are forfeited.

A five-year exercise period will apply in the event of the executive officer’s termination due to death or a disability, except that the exercise period will be ten years if the executive officer meets the described age and years of service requirements. The exercise period is not to exceed the original ten-year term of the option, except to the extent necessary to provide at least one year to exercise after the executive officer’s death during employment. Vesting is accelerated upon death and continues during the post-termination exercise period in the event of disability. Stock options are transferable during the life of the executive officer to certain family members and family-controlled entities.

(2)	Includes RSUs granted to Mr. Mulligan on May 22, 2014, which will vest in one-third increments on each anniversary of the grant date. After vesting, the RSUs will be converted into shares of our common stock on a 1:1 basis. Dividend equivalents are accrued (in the form of additional units) on RSUs during the vesting period and converted to shares if and after the underlying RSUs vest. Mr. Mulligan must generally be continuously employed for three years from the date of grant in order to receive the shares, except that the award will vest in full in the event that Mr. Mulligan’s employment is involuntarily terminated without cause and Mr. Mulligan signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if Mr. Mulligan becomes employed by specified competitors. Vesting is also accelerated in the event of death or disability.

(3)	The shares reported in this column represent potentially issuable shares under outstanding Strategic Alignment, PSU and PBRSU awards. Strategic Alignment Awards, PSUs and PBRSUs represent the right to receive a variable number of shares based on actual performance over the performance period. The number of shares reported is based on our actual performance results through the end of fiscal 2015 under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum). The performance levels required for payouts on outstanding awards are described in the Compensation Discussion and Analysis.

Dividend equivalents are accrued (in the form of additional units) on Strategic Alignment Awards, PSUs and PBRSUs, respectively, during the vesting period and are subject to the same performance and other conditions as the underlying Strategic Alignment Awards, PSUs and PBRSUs. The dividend equivalents are converted to shares if and after the underlying Strategic Alignment Awards, PSUs and PBRSUs vest.

The payment date of the awards, to the extent they are earned, will be within a certain time after the date the Human Resources and Compensation Committee certifies the financial results following completion of the performance period (60 days for Strategic Alignment Awards and PSUs, and 90 days for PBRSUs). Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any shares earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as “vesting-extension provisions”):

•	Death or disability;

•	For PSUs and PBRSUs only, executive officer is:

	–	For awards granted on or after January 13, 2016 – Age 55 or greater and has at least 5 years of service; or

	–	For awards granted before January 13, 2016 – Age 60 or greater and has at least 10 years of service or age 55-59 and has at least 15 years of service;

•	For PSUs only, the executive officer is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age); or

•	For PBRSUs only, 50% of the shares subject to an award will vest if the recipient is involuntarily terminated without cause prior to the scheduled vesting date and the executive officer signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if the executive officer becomes employed by specified competitors.

To receive these vesting-extension provisions, the executive officer must comply with the same conditions that are applicable to the vesting and post-termination extension of stock options that are described in Note 1 to this table. These vesting-extension provisions are not available if an executive officer’s employment is terminated for cause. If an executive officer’s employment is terminated for cause, then all Strategic Alignment Awards, PSUs and PBRSUs are forfeited.

The shares reported in this column also include Make-Whole PBRSUs granted to Mr. Cornell on August 21, 2014 to compensate him for incentive awards from his former employer he forfeited to join Target. Those Make-Whole PBRSUs have the same general terms as the other PBRSUs described in this Note, except that one third vested in March 2016 and the remaining Make-Whole PBRSUs vest in one third increments in March 2017 and 2018, respectively, subject to Mr. Cornell’s continued employment through the applicable vesting dates. If Mr. Cornell’s employment is involuntarily terminated without cause before an applicable vesting date, Mr. Cornell will receive 50% of the at-goal payout of any outstanding unvested Make-Whole PBRSUs.

2016 Proxy Statement  │  TARGET CORPORATION     52

Back To Contents

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(2)
Brian C. Cornell	0	$0	70,104	$5,456,895
Catherine R. Smith	0	$0	0	$0
John J. Mulligan	21,573	$764,814	19,547	$1,446,542
Michael E. McNamara	0	$0	0	$0
Jeffrey J. Jones II	19,000	$445,254	54,800	$4,341,950
Timothy R. Baer	148,055	$5,062,540	12,347	$884,416

(1)	Value Realized on Exercise is calculated as the difference between the market value of Target common stock on the respective exercise date(s) and the exercise price of the option(s).

(2)	Value Realized on Vesting is calculated by multiplying the number of shares acquired on vesting by the market value of Target common stock on the respective vesting date(s).

PENSION BENEFITS FOR FISCAL 2015

NAME(1)	PLAN NAME	AGE AT FYE	NUMBER OF YEARS CREDITED SERVICE(#)	PRESENT VALUE OF ACCUMULATED BENEFIT
John J. Mulligan	Target Corporation Pension Plan	50	19	$301,597
Timothy R. Baer	Target Corporation Pension Plan	55	22	$542,362

(1)	Mr. Cornell, Ms. Smith, Mr. McNamara and Mr. Jones are not eligible for the Target Corporation Pension Plan or any supplemental pension plans because they were hired after January 2009.

Pension Plan

The Pension Benefits for Fiscal 2015 table reports benefits under our principal pension plan, the Target Corporation Pension Plan (Pension Plan), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age, have completed at least three years of service and were hired prior to January 2009. The Pension Plan benefit for Mr. Mulligan and Mr. Baer is based on their final average pay.

The final average pay benefit, expressed as a monthly, single life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant’s final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant’s final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant’s final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35-year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one twelfth of the highest average annual Salary, Bonus and Non-Equity Incentive Plan compensation earned during any five years of the last ten year period the participant earned service in the Pension Plan, subject to IRC limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect among annuity forms that have an actuarially equivalent value.

Early retirement payments may commence at age 55. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant’s actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant’s age when benefits commence).

Supplemental Pension Plans

We also provide benefits under supplemental pension plans because of limits imposed on tax qualified plans by the IRC. Benefits under those plans are reflected in the Nonqualified Deferred Compensation table. The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified Pension Plan benefit due to an officer’s eligible pay being greater than the annual compensation limits imposed by the IRC for qualified retirement plans, and is based on the same benefit formula used for determining benefits under

2016 Proxy Statement  │  TARGET CORPORATION     53

Back To Contents

the Pension Plan. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified Pension Plan benefit due to amounts being deferred under the EDCP (our current deferred compensation plan) and therefore not considered for benefit purposes under the Pension Plan or SPP I.

Each year, the annual change in the actuarial lump-sum amount of a participant vested benefits under SPP I and II is calculated and added to, or deducted from, the participant’s EDCP account. This same calculation and an EDCP account adjustment also occurs upon termination of employment. To determine the amount of the annual change in actuarial equivalent lump-sum amount, the current actuarial equivalent lump sum value of the SPP benefits is reduced by the amount of the prior transfers adjusted by an assumed annual earnings rate based on a conservative investment of the prior transfers. For the final average pay benefit, actuarial equivalents are determined using the discount methodology we use in calculating lump-sum payments under the Pension Plan. Currently, we use the applicable interest rate and mortality factors under IRC Section 417(e) published in the month of transfer for active officers, and in the month prior to the month of termination for terminated officers. Because of the feature that annually transfers amounts to a participant’s EDCP account, the benefits accrued under SPP I and II are reflected as EDCP deferrals in the Nonqualified Deferred Compensation table. If the current actuarial equivalent lump sum value of the SPP benefit is less than the prior transfers to EDCP, adjusted for assumed annual earnings, there will be a negative adjustment (forfeiture) reflected in the participant’s EDCP account equal to such difference.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2015

The amounts in the following table represent deferrals under the EDCP, which includes the supplemental pension benefits discussed in the preceding section, and deferrals of RSUs that are held as stock units.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY(1)	REGISTRANT CONTRIBUTIONS IN LAST FY(2)	AGGREGATE EARNINGS IN LAST FY(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FY	AGGREGATE BALANCE AT LAST FYE(4)
Brian C. Cornell
EDCP	$73,000	$49,170	$(6,622)	$0	$123,032
Catherine R. Smith
EDCP	$5,577	$0	$79	$0	$5,656
John J. Mulligan
EDCP	$96,050	$286,830	$(57,755)	$0	$1,863,220
Michael E. McNamara
EDCP	$2,788	$0	$37	$0	$2,825
Jeffrey J. Jones II
EDCP	$70,728	$38,726	$(15,163)	$0	$249,418
Timothy R. Baer
EDCP	$134,860	$614,083	$(231,331)	$0	$7,648,827
Stock Units		$6,279	$(3,686)		$209,511

(1)	All amounts of Executive Contributions in the table have been reported in the current year Summary Compensation Table.

(2)	All of the Registrant Contributions from the table have been reported in the current year Summary Compensation Table. Registrant Contributions include transfers of supplemental pension benefits, net of any negative credits, and restored matching contributions on executive deferrals into the EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRC limits).

(3)	No amounts from Aggregate Earnings in the table have been reported in the current year Summary Compensation Table.

(4)	The following amounts of the Aggregate Balance from the table were reported in the Summary Compensation Tables covering fiscal years 2006-2014.

REPORTED IN PRIOR
YEARS’ SUMMARY
COMPENSATION TABLES
Mr. Cornell	$7,500
Ms. Smith	$0
Mr. Mulligan	$886,309
Mr. McNamara	$0
Mr. Jones	$144,865
Mr. Baer	$299,439

2016 Proxy Statement  │  TARGET CORPORATION     54

Back To Contents

Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executive officers may defer up to 100% of their compensation if IRC Section 162(m) could limit our deductibility of such compensation. At any time, EDCP participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund. Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 27, Defined Contribution Plans, to our fiscal 2015 consolidated financial statements for additional information.

At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump-sum payments. EDCP payouts made on termination of employment can be made as a lump-sum payment, or installment payments over five or ten years commencing immediately or one year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change-in-control, or unforeseeable financial emergency of the participant creating severe financial hardship.

The EDCP is intended to comply with IRC Section 409A. As a result, payments to executive officers based on a termination of employment will be delayed six months. The EDCP is an unfunded plan and represents a general unsecured obligation of Target. Participants’ account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target’s bankruptcy or insolvency.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

This section explains the payments and benefits to which our currently employed NEOs are entitled in various termination of employment and change-in-control scenarios. The potential payments to the currently employed NEOs are hypothetical situations only, and assume that termination of employment and/or change-in-control occurred on January 30, 2016, the last day of our 2015 fiscal year, and that any change-in-control was at our fiscal year-end closing stock price of $72.42 per share. Beginning in January 2015, a double-trigger applies to RSUs, PBRSUs or PSU awards, meaning that no outstanding awards of those types granted on or after January 14, 2015 will accelerate upon a change-in-control unless an involuntary termination of employment without cause or a voluntary termination of employment for good reason occurs.

The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the described situations. This section does not cover all amounts the NEOs will receive following termination. Specifically, the NEOs are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, under all employment termination scenarios. In addition, unless the termination is for cause (generally defined as deliberate and serious disloyal or dishonest conduct), they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options and PSUs are not forfeited, and vesting will continue according to the original schedule for defined periods. A description of these age and years of service requirements is provided in the notes under the Outstanding Equity Awards at 2015 Fiscal Year-End table. Only Mr. Mulligan and Mr. Baer have met the minimum age and years of service requirements.

The following table shows the payments and benefits for which the amount, vesting or time of payment is altered by each situation (referred to as Post-Termination Benefits). The paragraphs following the table explain the general provisions applicable to each termination situation.

2016 Proxy Statement  │  TARGET CORPORATION     55

Back To Contents

TABLE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

					CHANGE-IN-CONTROL
						INVOLUNTARY
						OR VOLUNTARY
NAME /	VOLUNTARY	INVOLUNTARY				GOOD REASON
PAYMENT TYPE	TERMINATION	TERMINATION	DEATH	DISABILITY	NO TERMINATION	TERMINATION(6)
Brian C. Cornell
ICP Payments (Severance)	$0	$2,630,000	$0	$0	$0	$2,630,000
PBRSU Vesting(1)(2)	$0	$2,317,838	$3,476,757	$3,476,757	$0	$2,317,838
Make-Whole PBRSU Vesting(1)(3)	$0	$6,051,596	$12,103,193	$12,103,193	$7,417,114	$7,417,114
PSU Vesting(1)	$0	$0	$0	$0	$0	$4,278,300
Life Insurance Proceeds	$0	$0	$3,000,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$441,000	$0	$0
Total	$0	$10,999,435	$18,579,950	$16,020,950	$7,417,114	$16,643,253
Catherine R. Smith
ICP Payments (Severance)	$0	$1,480,000	$0	$0	$0	$1,480,000
PBRSU Vesting(1)(2)	$0	$568,932	$853,397	$853,397	$0	$568,932
PSU Vesting(1)	$0	$0	$0	$0	$0	$630,863
Life Insurance Proceeds	$0	$0	$2,175,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$276,000	$0	$0
Total	$0	$2,048,932	$3,028,397	$1,129,397	$0	$2,679,794
John J. Mulligan
ICP Payments (Severance)	$0	$2,721,445	$0	$0	$0	$2,721,445
Accelerated Vesting of Stock Options(4)	$0	$0	$414,975	$0	$0	$414,975
RSU Vesting(1)(5)	$0	$899,456	$899,456	$899,456	$0	$304,003
PBRSU Vesting(1)(2)	$0	$1,064,683	$1,597,024	$1,597,024	$0	$1,064,683
PSU Vesting(1)	$0	$0	$0	$0	$0	$3,668,542
Life Insurance Proceeds	$0	$0	$3,000,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$441,000	$0	$0
Total	$0	$4,685,584	$5,911,455	$2,937,480	$0	$8,173,647
Michael E. McNamara
ICP Payments (Severance)	$0	$1,480,000	$0	$0	$0	$1,480,000
PBRSU Vesting(1)(2)	$0	$655,220	$982,830	$982,830	$0	$655,220
PSU Vesting(1)	$0	$0	$0	$0	$0	$1,929,472
Life Insurance Proceeds	$0	$0	$2,175,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$276,000	$0	$0
Total	$0	$2,135,220	$3,157,830	$1,258,830	$0	$4,064,692
Jeffrey J. Jones II
ICP Payments (Severance)	$0	$2,068,028	$0	$0	$0	$2,068,028
Accelerated Vesting of Stock Options(4)	$0	$0	$652,296	$0	$0	$652,296
PBRSU Vesting(1)(2)	$0	$814,544	$1,221,816	$1,221,816	$0	$814,544
PSU Vesting(1)	$0	$0	$0	$0	$0	$3,433,491
Life Insurance Proceeds	$0	$0	$2,465,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$441,000	$0	$0
Total	$0	$2,882,572	$4,339,112	$1,662,816	$0	$6,968,358

2016 Proxy Statement  │  TARGET CORPORATION     56

Back To Contents

					CHANGE-IN-CONTROL
						INVOLUNTARY
						OR VOLUNTARY
NAME /	VOLUNTARY	INVOLUNTARY				GOOD REASON
PAYMENT TYPE	TERMINATION	TERMINATION	DEATH	DISABILITY	NO TERMINATION	TERMINATION(6)
Timothy R. Baer
ICP Payments (Severance)	$0	$2,033,633	$0	$0	$0	$2,033,633
Accelerated Vesting of Stock Options(4)	$0	$0	$380,396	$0	$0	$380,396
PBRSU Vesting(1)(2)	$0	$1,378,370	$1,033,777	$1,033,777	$0	$1,378,370
PSU Vesting(1)	$0	$0	$0	$0	$0	$8,884,775
Life Insurance Proceeds	$0	$0	$2,295,000	$0	$0	$0
Excess Long-Term Disability Plan (Annual Payments)	$0	$0	$0	$441,000	$0	$0
Total	$0	$3,412,003	$3,709,174	$1,474,777	$0	$12,677,175

(1)	Amounts are determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on January 29, 2016 ($72.42 per share). Any remaining unvested RSUs, PBRSUs and PSUs are forfeited.
(2)	For purposes of calculating the number of PBRSU shares vesting upon death and disability, the table uses the minimum payout, though the actual number of shares will be based on the actual performance at the end of the performance period.
(3)	For the Make-Whole PBRSUs granted to Mr. Cornell on August 21, 2014, the number of PBRSU shares vesting upon death and disability is equal to the at-goal payout, and the number of shares vesting upon involuntary termination without cause is equal to 50% of the at-goal payout of the outstanding unvested Make-Whole PBRSUs. In addition, in both change-in-control scenarios the Make-Whole PBRSUs would pay out a pro-rata portion of the at-goal payout within ten days following the change-in-control based on percentage of the performance period that had elapsed as of the date of the change-in-control.
(4)	Amounts are determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on January 29, 2016 ($72.42 per share) and subtracting the exercise price of such option shares. Mr. Cornell, Ms. Smith and Mr. McNamara do not have options outstanding because we ceased granting options to NEOs in January 2014.
(5)	The RSUs granted to Mr. Mulligan on May 22, 2014 vest in one-third increments on each anniversary of the grant date. However, the award will vest in full in the event of Mr. Mulligan’s death or disability. It will also vest in full in the event that Mr. Mulligan’s employment is involuntarily terminated without cause and Mr. Mulligan signs an agreement that includes a non-solicitation clause and a release of claims, and provides that the award will be terminated if Mr. Mulligan becomes employed by specified competitors. In addition, in both change-in-control scenarios Mr. Mulligan’s RSUs would pay out a pro-rata portion of the total shares subject to the award within ten days following the change-in-control.
(6)	With the exception of Mr. Cornell’s Make-Whole PBRSUs, the PSU and PBRSU awards are subject to a double-trigger, meaning that no vesting will accelerate upon a change-in-control unless an involuntary termination of employment without cause or a voluntary termination of employment for good reason occurs. The amount accelerated is equal to the greater of: (a) the amount the recipient would have been entitled to had the termination occurred without a change-in-control (which ranges from 50% to 100% depending on the award type and the participant’s age and years of service), or (b) a pro-rata portion of the at-goal payout based on the percentage of the performance period that has elapsed as of the date of the termination following the change-in-control. The balance of those awards is forfeited.

Voluntary Termination

None of our currently employed NEOs are entitled to payments and benefits for which the amount, vesting or time of payment is altered by their voluntary termination.

Involuntary Termination

If a NEO was involuntarily terminated for cause, he or she would not be eligible for any of the Post-Termination Benefits described in this section. If a NEO is involuntarily terminated without cause, the potential Post-Termination Benefits generally consist of:

•	Severance payments under our Income Continuance Policy (ICP); and

•	Accelerated vesting of 50% of the at-goal payout of PBRSU awards, and forfeiture of the remaining 50%.

Our ICP provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the NEOs is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive officer releasing any claims against us, a non-solicitation covenant, and are subject to reduction if the executive officer becomes employed by specified competitors. In addition, a NEO who receives severance payments under our ICP also receives a $30,000 allowance for outplacement services.

The accelerated vesting provisions of PBRSU awards are described in the notes under the Outstanding Equity Awards at 2015 Fiscal Year-End table.

2016 Proxy Statement  │  TARGET CORPORATION     57

Back To Contents

Death

If a NEO dies while employed, the Post-Termination Benefits generally consist of:

•	Accelerated vesting of stock options;

•	Vesting of PBRSUs, with payout occurring after the end of the performance period based on the actual performance at the end of that period; and

•	Life insurance proceeds equal to three times the sum of the prior year’s annual base salary, plus the most recent Bonus and Non- Equity Incentive Plan payments, up to a maximum of $3 million.

In addition, the NEO’s beneficiary will have the right to receive a payout, if any, under PSUs after the end of the performance period based on the actual performance at the end of that period.

Disability

If a NEO becomes totally and permanently disabled while employed, the Post-Termination Benefits generally consist of:

•	Vesting of PBRSUs, with payout occurring after the end of the performance period based on the actual performance at the end of that period; and

•	Monthly payments under the Excess Long-Term Disability Plan if he or she also participated in the widely available qualified long-term disability plan.

Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above the annual compensation limit (currently set at $265,000) but not exceeding $1 million. The plan replaces 60% of a participant’s eligible compensation. A participant who becomes disabled before age 65 is eligible to receive payments under the plan while he or she is totally and permanently disabled through age 65 (with a minimum of three years of disability payments) or death, if sooner. In addition, the NEO will have the right to receive a payout, if any, under PSUs after the end of the performance period based on the actual performance at the end of that period.

Change-in-Control

The following discussion describes the payments and benefits that are triggered by: (a) the occurrence of a change-in-control; and (b) the occurrence of a change-in-control that is followed by the NEO’s employment terminating involuntarily without cause or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control). In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

•	50% or more of our Board of Directors consists of persons who were not initially nominated or appointed by incumbent directors, for which purpose any director who assumes office as a result of an actual or threatened contested election will not be considered as having been nominated or appointed by incumbent directors;

•	Any person or group acquires 30% or more of our common stock;

•	We merge with or into another company and our shareholders own less than 60% of the combined company; or

•	Our shareholders approve an agreement or plan to liquidate or dissolve our company.

Our plans do not provide for any gross-ups for taxes due on any payments described in this section.

Without Termination of Employment

The consequence of a change-in-control to the NEOs without termination of employment is generally as follows:

•	The deferred compensation balance in the EDCP will be paid in a lump sum as soon as allowed under IRC Section 409A, unless the Board of Directors determines not to accelerate payment of these amounts; and

•	A double-trigger applies to PBRSUs or PSU awards, meaning that no vesting will accelerate upon a change-in-control unless an involuntary termination of employment without cause or a voluntary termination of employment for good reason occurs.

With Involuntary or Good Reason Termination of Employment

In addition to the payments upon a change-in-control explained under “Without Termination of Employment,” if a NEO’s employment terminates involuntarily without cause or voluntarily with good reason (a material reduction in compensation or responsibilities or a required relocation following a change-in-control) following a change-in-control, the double-trigger requirement will be met and the Post-Termination Benefits that may be received generally consist of:

•	Severance payments under our ICP;

•	Accelerated vesting of outstanding stock options; and

•	For outstanding PBRSUs and PSUs, the greater of: (a) the amount the recipient would have been entitled to had the termination occurred without a change-in-control (which ranges from 50% to 100% depending on the award type and the participant’s age and years of service), or (b) a pro-rata portion of the at-goal payout based on the percentage of the three-year vesting or performance period that has elapsed as of the date of the termination following the change-in-control. The balance of the awards is forfeited.

We use the “greater of” calculation for PBRSUs and PSUs to prevent a NEO from receiving less due to a change-in-control than they would have received as a result of a similar termination absent a change-in-control. In addition, we use the at-goal payout for calculating the pro-rata portion rather than actual performance to eliminate arbitrary results that could occur with a shortened performance period and in case calculation of actual or comparable performance metrics would be unfeasible following the change-in-control.

2016 Proxy Statement  │  TARGET CORPORATION     58

Back To Contents

DIRECTOR COMPENSATION

General Description of Director Compensation

Our non-employee director compensation program allows directors to choose one of two forms of annual compensation:

•	a combination of cash and RSUs; or

•	RSUs only.

Each form under the compensation program is intended to provide $260,000 in value to non-employee directors as follows:

	CASH	RSUs
Combination (Cash and RSUs)	$90,000	$170,000
RSUs Only	$0	$260,000

The forms of annual compensation have the following terms:

•	The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target’s 401(k) Plan, including the Target Corporation Common Stock Fund.

•	RSUs are settled in shares of Target common stock immediately following a director’s departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs. RSUs are granted in January each year and vest quarterly over a one-year period.

The Lead Independent Director and Committee Chairs receive additional compensation for those roles, which is paid (a) in cash if the director elects a combination of cash and RSUs, or (b) in RSUs if the director elects all RSUs. Compensation for Lead Independent Director and Committee Chairs is as follows:

ROLE	AMOUNT
Lead Independent Director	$30,000
Audit and Finance Committee Chair	$30,000
Human Resources and Compensation Committee Chair	$20,000
Nominating and Governance Committee Chair	$15,000
Risk and Compliance Committee Chair	$15,000
Infrastructure and Investment Committee Chair	$15,000

New directors also receive a one-time grant of RSUs with a $50,000 grant date fair value upon joining the Board, as well as a pro-rated portion of the annual compensation based on the date they joined the Board using the combination of cash and RSUs.

2016 Proxy Statement  │  TARGET CORPORATION     59

Back To Contents

Director Compensation Table(1)

				CHANGE IN
				PENSION VALUE
				AND NONQUALIFIED
				DEFERRED
	FEES EARNED OR	STOCK	OPTION	COMPENSATION
NAME	PAID IN CASH	AWARDS(2)(3)	AWARDS(2)(3)	EARNINGS(4)(5)	TOTAL(6)
Roxanne S. Austin(7)	$110,000	$170,021	$0	$0	$280,021
Douglas M. Baker, Jr.(7)	$110,833	$170,021	$0	$0	$280,854
Calvin Darden	$90,000	$170,021	$0	$0	$260,021
Henrique De Castro	$0	$170,021	$0	$0	$170,021
Robert L. Edwards	$37,500	$290,935	$0	$0	$328,435
Melanie L. Healey	$15,000	$248,420	$0	$0	$263,420
Donald R. Knauss	$37,500	$290,935	$0	$0	$328,435
James A. Johnson(7)(8)	$0	$0	$0	$20,056	$20,056
Mary E. Minnick	$0	$170,021	$0	$0	$170,021
Anne M. Mulcahy(7)	$110,417	$170,021	$0	$0	$280,437
Derica W. Rice(7)	$13,750	$290,027	$0	$0	$303,777
Kenneth L. Salazar(7)	$105,000	$170,021	$0	$0	$275,021
John G. Stumpf(7)	$102,500	$170,021	$0	$0	$272,521

(1)	Ms. Lozano is not reflected in the Director Compensation Table because she became a director after the end of fiscal 2015.
(2)	Amounts represent the aggregate grant date fair value of RSUs and stock options that were granted in fiscal 2015, as computed in accordance with FASB ASC Topic 718, Stock Compensation. See Note 26, Share-Based Compensation, to our consolidated financial statements for fiscal 2015 for a description of our accounting and the assumptions used. Details on the stock awards granted during fiscal 2015 are as follows:

	STOCK AWARDS (RSUs)
		GRANT DATE
NAME	# OF UNITS	FAIR VALUE
Ms. Austin	2,349	$170,021
Mr. Baker	2,349	$170,021
Mr. Darden	2,349	$170,021
Mr. De Castro	2,349	$170,021
Mr. Edwards	3,897	$290,935
Ms. Healey	3,396	$248,420
Mr. Knauss	3,897	$290,935
Mr. Johnson	0	$0
Ms. Minnick	2,349	$170,021
Ms. Mulcahy	2,349	$170,021
Mr. Rice	4,007	$290,027
Mr. Salazar	2,349	$170,021
Mr. Stumpf	2,349	$170,021

2016 Proxy Statement  │  TARGET CORPORATION     60

Back To Contents
(3)	The aggregate number of unexercised stock options (which were granted in years prior to fiscal 2013) and unvested RSUs outstanding at fiscal year-end held by directors was as follows:

NAME	STOCK OPTIONS	RESTRICTED STOCK UNITS
Ms. Austin	24,349	2,349
Mr. Baker	5,570	2,349
Mr. Darden	37,105	2,349
Mr. De Castro	5,570	2,349
Mr. Edwards	0	2,349
Ms. Healey	0	2,349
Mr. Knauss	0	2,349
Mr. Johnson	0	0
Ms. Minnick	0	2,349
Ms. Mulcahy	23,325	2,349
Mr. Rice	0	4,007
Mr. Salazar	3,601	2,349
Mr. Stumpf	17,889	2,349

(4)	Amount reported represents above-market earnings on nonqualified deferred compensation, consisting of an additional 7.74% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors (DCP-Director). No new deferrals or participants were allowed after that year. Participants’ DCP-Director accounts are credited each month with earnings based on the average Moody’s Bond Indices Corporate AA rate for June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.
(5)	In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump-sum payment in the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director’s fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996.The present value is based on a discount rate of 3.80% based on the Moody’s Bond Indices Corporate AA rate on December 31, 2015. During fiscal 2015, Mr. Johnson was the only director eligible to receive a benefit under this program and his retirement benefit was $18,938.
(6)	In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.
(7)	The following directors received additional compensation in fiscal 2015 for their roles as Committee Chairs and, in the case of Mr. Baker and Mr. Johnson, as Lead Independent Director. The additional compensation is reflected in “Fees Earned or Paid in Cash” and/or “Stock Awards” based on the form of annual compensation selected by the director as described under the heading “General Description of Director Compensation.” Amounts paid as Stock Awards were granted in January of fiscal 2014.

NAME	ROLE(S) DURING FISCAL 2015
Ms. Austin	Audit Chair (until March 2015) Infrastructure and Investment Chair (since March 2015)
Mr. Baker	Lead Independent Director (since March 2015)
Mr. Johnson	Lead Independent Director (until March 2015) Compensation Chair (until March 2015)
Ms. Mulcahy	Nominating and Governance Chair (until March 2015) Human Resources and Compensation Chair (since March 2015)
Mr. Rice	Finance Chair (until March 2015) Audit and Finance Chair (since March 2015)
Mr. Salazar	Risk and Compliance Chair
Mr. Stumpf	Nominating and Governance Chair (since March 2015)

(8)	Mr. Johnson retired from the Board on June 10, 2015 in connection with our mandatory retirement policy. Mr. Johnson served as an independent director until his retirement.

2016 Proxy Statement  │  TARGET CORPORATION     61

Back To Contents

EQUITY COMPENSATION PLAN INFORMATION

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS AS OF JANUARY 30, 2016	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS AS OF JANUARY 30, 2016	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF JANUARY 30, 2016 (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	18,749,638(1)	$ 53.47	31,509,596
Equity compensation plans not approved by security holders	0		0
TOTAL	18,749,638	$ 53.47	31,509,596

(1)	This amount includes 8,249,325 Strategic Alignment Award, PSU, RSU and PBRSU shares potentially issuable upon settlement of Strategic Alignment Awards, PSUs, RSUs and PBRSUs issued under our Long-Term Incentive Plan and Amended and Restated 2011 Long-Term Incentive Plan. The actual number of Strategic Alignment Award and PSU shares to be issued depends on our financial performance over a period of time and the actual number of PBRSU shares to be issued depends on our total shareholder return over a period of time. Strategic Alignment Awards, PSUs, RSUs and PBRSUs do not have an exercise price and thus they have been excluded from the weighted average exercise price calculation in column (b).

ADVANCES OF DEFENSE COSTS FOR CERTAIN LITIGATION MATTERS

Certain members of our current Board and current executive officers, and certain former Board members and former executive officers have been named as defendants in lawsuits alleging breaches of fiduciary duties to Target in connection with the data breach that occurred in the fourth quarter of fiscal 2013. The current and former directors and officers who have been named as defendants in this action have a legal right under the Minnesota Business Corporation Act and our Amended and Restated Articles of Incorporation to advancement of their costs of defense. Accordingly, in fiscal 2015, we advanced defense costs on behalf of the current and former directors and officers amounting to approximately $2,008,715.

2016 Proxy Statement  │  TARGET CORPORATION     62

Back To Contents
ITEM TWO	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit and Finance Committee appointed Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 28, 2017. Ernst & Young LLP has been retained in that capacity since 1931. The Audit and Finance Committee is aware that a long-tenured auditor may be believed by some to pose an independence risk. To address these concerns, our Audit and Finance Committee:

•	Reviews all non-audit services and engagements provided by Ernst & Young LLP, specifically with regard to the impact on the firm’s independence;

•	Conducts an annual assessment of Ernst & Young LLP’s service quality, and its working relationship with our management;

•	Conducts regular private meetings separately with each of Ernst & Young LLP and our management;

•	Interviews and approves the selection of Ernst & Young LLP’s new lead engagement partner with each rotation; and

•	At least annually obtains and reviews a report from Ernst & Young LLP describing all relationships between the independent auditor and Target.

The members of the Audit and Finance Committee believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of our company and its shareholders.

As a good corporate governance practice, the Board of Directors is seeking shareholder ratification of the appointment even though ratification is not legally required. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit and Finance Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 28, 2017.

A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

AUDIT AND NON-AUDIT FEES

The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2015 and 2014, the review of our interim consolidated financial statements for each quarter in fiscal 2015 and 2014, and for audit-related, tax and all other services performed in 2015 and 2014:

	FISCAL YEAR END
	JANUARY 30, 2016	JANUARY 31, 2015
Audit Fees(1)	$5,124,000	$5,911,000
Audit-Related Fees(2)	678,000	870,000
Tax Fees:
Compliance(3)	1,104,000	1,653,000
Planning & Advice(4)	314,000	133,000
Total	$7,220,000	$8,567,000

(1)	Includes annual integrated audit, statutory audits of certain foreign subsidiaries, consents for securities offerings and registration statements, accounting consultations, and other agreed-upon procedures.
(2)	Includes benefit plan audits, accounting consultations, and other attestation services.
(3)	Includes tax return preparation and other tax compliance services, including tax methods analysis and support.
(4)	Includes tax-planning advice and assistance with tax audits and appeals, including fees related to our exit from Canada.

2016 Proxy Statement  │  TARGET CORPORATION     63

Back To Contents

The Audit and Finance Committee’s current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit and Finance Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence. In addition, the Audit and Finance Committee has delegated authority to grant certain pre-approvals to the Audit and Finance Committee Chair. Pre-approvals granted by the Audit and Finance Committee Chair are reported to the full Audit and Finance Committee at its next regularly scheduled meeting.

THE AUDIT AND FINANCE COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The role of the Audit and Finance Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target’s financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

A copy of the Audit and Finance Committee Charter, which has been adopted by our Board of Directors and further describes the role of the Audit and Finance Committee in overseeing our financial reporting process, is available online at www.target.com/investors (click on “Board of Directors,” then “Board Committees”).

In performing its functions, the Audit and Finance Committee:

•	Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target’s internal controls;

•	Reviewed and discussed with management the audited financial statements included in our Annual Report;

•	Discussed with our independent registered public accounting firm the matters required to be discussed by the applicable Public Company Oversight Board standards; and

•	Received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant’s communication with the Audit and Finance Committee concerning independence, and discussed with them matters relating to their independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit and Finance Committee referred to above and in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2016, for filing with the SEC.

AUDIT AND FINANCE COMMITTEE(1)

Derica W. Rice, Chair

Roxanne S. Austin(2)

Robert L. Edwards

Mary E. Minnick

John G. Stumpf(2)

(1)	Ms. Lozano joined the Audit and Finance Committee following the preparation of this report.
(2)	Ms. Austin and Mr. Stumpf rotated off of the Audit and Finance Committee following the preparation of this report.

2016 Proxy Statement  │  TARGET CORPORATION     64

Back To Contents
ITEM THREE	ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (SAY ON PAY)

Consistent with the views expressed by shareholders at our 2011 Annual Meeting, the Board of Directors has determined to seek an annual non-binding advisory vote from shareholders to approve the executive compensation as disclosed in the CD&A, tabular disclosures and related narrative of this proxy statement.

Our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and its competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results and shareholder returns over the long term. Shareholders are urged to read the CD&A, which discusses in-depth how our executive compensation programs are aligned with our performance and the creation of shareholder value.

At our June 2015 annual meeting of shareholders, 96.6% of shareholder votes were cast in support of our executive compensation program for our Say on Pay proposal, a significant improvement over the prior two years.

Since the 2015 Say on Pay vote, our outreach efforts included a business and governance update on the addition of new directors, our refresh of leadership roles to execute strategy, how our reshaped strategy has led to improving performance, and a discussion of our continued commitment to sound governance and compensation practices.

In the course of these engagements we have received positive feedback on the current design of our executive compensation program. Accordingly, there have been no significant changes in the program design in 2015. We value the feedback provided by our shareholders and look forward to continued, open dialogue on compensation matters and other issues relevant to our business.

THE BOARD OF DIRECTORS, UPON RECOMMENDATION OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE, RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the shareholders approve the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement.”

EFFECT OF ITEM

The Say on Pay resolution is non-binding. The approval or disapproval of this item by shareholders will not require the Board or the Human Resources and Compensation Committee to take any action regarding Target’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Human Resources and Compensation Committee.

The Board believes that the Human Resources and Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interests of Target and its shareholders.

The Board values the opinions of Target’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, as evidenced by our outreach and response to the 2013 and 2014 Say on Pay votes, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future compensation decisions.

2016 Proxy Statement  │  TARGET CORPORATION     65

Back To Contents
ITEM FOUR	SHAREHOLDER PROPOSAL TO REPORT ON CRITERIA FOR SELECTING COUNTRIES FOR OPERATIONS

The National Center for Public Policy Research, 20 F Street, NW, Suite 700, Washington, DC 20001, who held more than $2,000 of shares of common stock on December 28, 2015, intends to submit the following resolution to shareholders for approval at the 2016 Annual Meeting of Shareholders (the language below in the “Resolution” and “Shareholder’s Supporting Statement” is reproduced without alteration):

RESOLUTION

Human Rights Review – High-Risk Regions

Whereas, the Securities and Exchange Commission has consistently recognized that human rights constitute a significant policy issue.

Company operations in high-risk regions with poor human rights records risk damage to Target’s reputation and shareholder value.

Through its registered owned brand factories, Target has a presence in areas such as Pakistan, Egypt and Bangladesh – all nations that have questionable human rights records as it relates to suffrage, women’s rights and gay rights. Target also maintains a major presence in India, which has a questionable human rights record as it relates to homosexual rights.

Resolved: The proponent requests the Board review the Company’s guidelines for selecting countries/regions for its operations and issue a report, at reasonable expense excluding any proprietary information, to shareholders by December 2016. The report should identify Target’s criteria for investing in, operating in and withdrawing from high-risk regions.

SHAREHOLDER’S SUPPORTING STATEMENT

If the Company chooses, the review may consider developing guidelines on investing or withdrawing from areas where the government has engaged in systematic human rights violations.

In its review and report, the Company might also consider a congruency analysis between its stated corporate values and Company operations in certain regions, which raises an issue of misalignment with those corporate values, and stating the justification for such exceptions.

For example, the Company recently joined with other corporations in bashing American states that support traditional marriage. In a U.S. Supreme Court filing, the Company joined a brief that suggested states with traditional view on marriage “hamper employer efforts to recruit and retain the most talented workforce possible in those states.” However, Target has operations in regions such as India and Pakistan where homosexual acts are criminalized. These company operations are inconsistent with Target’s claimed values.

Additionally, Target supports sustainability and works to reduce its CO2 (GHG) emissions. However, Target has operations in China – the world’s largest emitter of CO2 with a questionable record on human rights and religious freedom. Again, operations in this region appear to conflict with Target’s stated values and policies.

The proponent believes that Target’s record to date demonstrates a gap between its lofty rhetoric/aspirations and its performance. The requested report would play a role in illuminating and addressing the factors accounting for this gap.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors has considered this proposal and believes that its adoption at this time is not in the best interests of Target or our shareholders.

Our selection of the countries in which we operate is based on a wide range of proprietary factors relating to our business strategy, including social- and environmental-related risks. We apply our values and standards of conduct everywhere we do business. In evaluating our supply chain, we aspire to the highest ethical and legal standards, and we only work with vendors and suppliers who share our commitment. To advance those standards, we work with manufacturers, industry organizations, and other retailers around the world to continually raise the bar for our industry as a whole.

2016 Proxy Statement  │  TARGET CORPORATION     66

Back To Contents

Respect for human rights is a fundamental principle throughout our business practices and standards. We require all vendors, including manufacturers, contractors, subcontractors and suppliers to meet our Standards of Vendor Engagement, which address eleven business principles focused on ethical sourcing (see https://corporate.target.com/corporate-responsibility/responsible-sourcing for additional detail). Our standards often exceed requirements set by local law. To drive accountability throughout our supply chain for these standards, we consistently monitor our vendors to confirm that our standards are being met. In 2015, we conducted over 1,500 supply chain audits on human rights, labor, health, and safety in 21 different countries (more information about our audit program is available at https://corporate.target.com/corporate-responsibility).

In addition, we believe that implementing this proposal would not be a productive use of company resources, and that doing so would not provide meaningful information to shareholders. If the requested report were undertaken, it would omit proprietary information and not materially enhance Target’s existing publicly-available information relating to our commitment to human rights. For these reasons, we do not believe that this proposal is in the best interests of Target or our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO REPORT ON CRITERIA FOR SELECTING COUNTRIES FOR OPERATIONS.

2016 Proxy Statement  │  TARGET CORPORATION     67

Back To Contents

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING AND VOTING

1.	WHAT IS THE PURPOSE OF OUR ANNUAL MEETING?

Our Annual Meeting provides shareholders with the opportunity to act upon the items of business described in the accompanying Notice of 2016 Annual Meeting of Shareholders. In addition, the Annual Meeting serves as a forum where our management reports on Target’s performance and governance during fiscal 2015 and responds to questions from shareholders.

2.	WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials for our 2016 Annual Meeting of Shareholders include the accompanying Notice of 2016 Annual Meeting of Shareholders, this proxy statement and our Annual Report on Form 10-K for the year ended January 30, 2016 (Annual Report). If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

3.	WHAT IS A PROXY AND WHAT IS A PROXY STATEMENT?

A proxy is your legal designation of another person to vote the shares you own. The person you designate is called a proxy or proxy holder. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Any proxy may be revoked at any time prior to completion of voting at the Annual Meeting by delivering either a proper written notice of revocation of your proxy or a later-dated proxy to our Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403. We have designated three of our officers as proxies for the 2016 Annual Meeting of Shareowners—Brian C. Cornell, Catherine R. Smith and Timothy R. Baer. A proxy statement is the document that contains the information the SEC rules require us to provide when we ask you to sign a proxy designating individuals to vote on your behalf.

4.	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A REGISTERED SHAREHOLDER AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Target’s transfer agent, Wells Fargo Shareowner Services, you are considered a registered shareholder with respect to those shares. If your shares are held through a broker, trustee, bank or other nominee, you are considered the “beneficial owner” of those shares.

5.	WHO MAY VOTE AND WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

Only registered shareholders or beneficial owners holding our outstanding shares at the close of business on the record date, April 11, 2016, are entitled to receive notice of the Annual Meeting and to vote. Target common stock is the only class of voting shares we have outstanding. Each share of common stock will have one vote for each director nominee and one vote on each item of business to be voted on. As of the record date, 595,968,818 shares of our common stock were outstanding.

We need a quorum to be able to hold the Annual Meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

6.	HOW DO I VOTE?

Depending on how you hold your shares, you have up to three options for voting in advance:

•	Internet. If you are a registered shareholder or a beneficial owner holding shares through the Target 401(k) Plan you may vote through the Internet by going to the website identified on your proxy card or Notice of Internet Availability of Proxy Materials (Notice) entering the Control Number found on your proxy card or Notice and following the instructions on the website. If you are a beneficial owner holding shares outside of Target’s 401(k) Plan you may vote through the Internet if your broker, trustee, bank or nominee makes that method available by going to the website identified on your voter instruction form or Notice, entering the Control number found on the voter instruction form or Notice and following the instructions on that website. Internet voting is available 24 hours a day, seven days a week up to the deadline. The Internet voting deadline for shares held by a beneficial owner through the Target 401(k) Plan is 6:00 a.m. Eastern Daylight Time on June 6, 2016. For all registered shareholders or other beneficial owners, the deadline is 11:59 p.m. Eastern Daylight Time on June 7, 2016.

2016 Proxy Statement  │  TARGET CORPORATION     68

Back To Contents
•	Telephone. If you are a registered shareholder or a beneficial owner holding shares through the Target 401(k) Plan you may vote by touch-tone telephone by either calling the toll-free number identified on your proxy card or, after viewing the proxy materials on the website provided in your Notice, calling the toll-free number for telephone voting identified on the website, and following the recorded instructions during the call. If you are a beneficial owner holding shares outside of the Target 401(k) Plan you may vote by touch-tone telephone if your broker, trustee, bank or nominee makes that method available by either calling the toll-free number identified on your voter instruction form or, after viewing the proxy materials on the website provided in your Notice, calling the toll-free number for telephone voting identified on that website, and following the recorded instructions during the call. Telephone voting is available 24 hours a day, seven days a week up to the deadline. The telephone voting deadline for shares held by a beneficial owner through the Target 401(k) Plan is 6:00 a.m. Eastern Daylight Time on June 6, 2016. For all registered shareholders or other beneficial owners, the deadline is 11:59 p.m. Eastern Daylight Time on June 7, 2016.

•	Mail. If you are a registered shareholder or a beneficial owner holding shares through the Target 401(k) Plan you may vote by completing, properly signing and mailing a written proxy card. If you are a beneficial owner holding shares outside of the Target 401(k) Plan you may vote by completing, properly signing and mailing a written voter instruction form. If you did not receive a proxy card or voter instruction form by mail, you must request a written copy of the proxy materials, which will include a proxy card or voter instruction form, by visiting www.proxyvote.com, dialing 1-800-579-1639 or emailing sendmaterial@proxyvote.com. If requesting a written copy of the proxy materials, please be prepared to provide your control number, which can be found in your Notice. Those shareholders voting by mail should return their proxy card or voter instruction form promptly to ensure it is received before the date of the Annual Meeting or, for participants in the Target 401(k) Plan, by 6:00 a.m. Eastern Daylight Time on June 6, 2016.

In addition, you may vote in person at the Annual Meeting if you follow these procedures:

•	In Person. If you are a registered shareholder you may vote in person at the Annual Meeting, unless you have legally appointed another proxy to vote on your behalf and not revoked that appointed proxy. If you are a beneficial owner you may vote in person at the Annual Meeting if you have obtained a legal proxy from your broker, trustee, bank or nominee. Please note that if you are a beneficial owner and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf. Registered shareholders and beneficial owners planning to attend the meeting and vote in person must follow the instructions provided in Question 12 “How can I attend the Annual Meeting?” on page 71.

7.	WHAT HAPPENS IF I DO NOT PROVIDE INSTRUCTIONS ON HOW TO VOTE OR IF OTHER MATTERS ARE PRESENTED FOR DETERMINATION AT THE ANNUAL MEETING?

If you are a registered shareholder and return your proxy card without instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

If you are a beneficial owner, you generally cannot vote your shares directly and must instead instruct your broker, trustee, bank or nominee how to vote your shares using the voting instruction form provided by that intermediary. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or nominee depends on the type of item being considered.

•	Non-Discretionary Items. If you do not provide voting instructions for any of the non-discretionary items at the Annual Meeting, your broker, bank or nominee cannot vote your shares, resulting in a “broker non-vote.” All items of business other than Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) are non-discretionary items. Shares constituting broker non-votes will be counted as present for the purpose of determining a quorum at the Annual Meeting, but generally are not counted or deemed to be present in person or by proxy for the purpose of voting on any of the non-discretionary items.

•	Discretionary Items. Even if you do not provide voting instructions, your broker, bank or nominee may vote in its discretion on Item 2 (Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm) because it is a discretionary item.

If you hold shares through a trust, whether your trustee can vote your shares if you do not provide voting instructions depends on the agreement governing the trust holding your shares. Voting for shares held in the Target 401(k) Plan is detailed in the following Question 8 “How will shares in the Target 401(k) Plan be voted?”.

As of the date of this proxy statement, we know of no matters that will be presented for determination at the Annual Meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

2016 Proxy Statement  │  TARGET CORPORATION     69

Back To Contents
8.	HOW WILL SHARES IN THE TARGET 401(K) PLAN BE VOTED?

This proxy statement is being used to solicit voting instructions from participants in the Target 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered shareholder or beneficial owner, you will separately receive proxy materials to vote those other shares you hold outside of the Target 401(k) Plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with your shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in proportion to the instructions actually received by the trustee from participants who give voting instructions.

9.	WHAT ITEMS ARE BEING VOTED UPON, HOW DOES THE BOARD RECOMMEND THAT I VOTE, AND WHAT ARE THE STANDARDS FOR DETERMINING WHETHER ANY ITEM HAS BEEN APPROVED?

EFFECT OF
	BOARD	VOTING APPROVAL	EFFECT OF	BROKER
ITEM OF BUSINESS	RECOMMENDATION	STANDARD	ABSTENTION	NON-VOTE
Item 1: Election of 14 Directors	FOR each Director Nominee	More votes “FOR” than “AGAINST”	No effect	No effect
Item 2: Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	Majority of shares present and entitled to vote(1)	Vote Against	Not applicable
Item 3: Advisory Approval of Executive Compensation	FOR	More votes “FOR” than “AGAINST”	No effect	No effect
Item 4: Shareholder Proposal to Report Criteria for Selecting Countries for Operations	AGAINST	Majority of shares present and entitled to vote(1)(2)	Vote Against(2)	No effect(3)

(1)	This amount must be at least a majority of the minimum number of shares entitled to vote that would constitute a quorum. “Shares present” includes shares represented in person or by proxy at the Annual Meeting.
(2)	For purposes of determining the level of support needed for a shareholder to be eligible to resubmit a shareholder proposal in a following year using Rule 14a-8 under the Securities Exchange Act of 1934, the SEC uses a simple majority standard that compares the votes cast “FOR” to votes cast “AGAINST” an item (which gives abstentions “No Effect”). Proxy advisory firms, such as Institutional Shareholder Services and Glass Lewis, also use a simple majority standard in determining the level of support for shareholder proposals.
(3)	If quorum cannot be established without including broker non-votes, then those broker non-votes required to establish a minimum quorum will have the same effect as votes “Against.”

An item of business will not be considered to be approved unless it meets the applicable Voting Approval Standard listed above. However, we believe in being responsive to shareholder input, and will consider whether there is majority opposition to management proposals or majority support for shareholder proposals (whether binding or non-binding) using a simple majority of more votes “FOR” than “AGAINST” in determining the level of support for purposes of the Board’s response.

As a result of discussions with shareholders represented by Newground Social Investment, we agreed to disclose, in our proxy statements and our SEC filings reporting the results of voting items, both our applicable Voting Approval Standards for shareholder proposals and the simple majority standard used by the SEC and proxy advisory firms to determine the level of support for shareholder proposals.

10.	MAY I VOTE CONFIDENTIALLY?

Subject to the described exceptions, where the shareholder has requested confidentiality on the proxy card, our policy is to treat all proxies, ballots and voting tabulations of a shareholder confidentially.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (a) to meet applicable legal requirements, (b) to allow the independent election inspectors to count and certify the results of the vote, or (c) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the SEC. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

2016 Proxy Statement  │  TARGET CORPORATION     70

Back To Contents
11.	MAY I CHANGE MY VOTE?

Yes. Even after you have submitted your proxy, you may change your vote at any time by mailing a later-dated proxy card or by voting again via telephone or Internet before the applicable deadline—see the instructions under Question 6 “How do I vote?” on page 68. If you are a registered shareholder, you can also change your vote by attending the meeting in person and delivering a proper written notice of revocation of your proxy. Attendance at the meeting will not by itself revoke a previously granted proxy.

12.	HOW CAN I ATTEND THE ANNUAL MEETING?

Only registered shareholders or beneficial owners of common stock holding shares at the close of business on the record date (April 11, 2016), or their duly appointed proxies, may attend the Annual Meeting. If you plan to attend the meeting, you must:

•	Present a government-issued photo identification on the day of the Annual Meeting, such as a driver’s license, state-issued ID card, or passport, and

•	Establish proof of ownership using one of the following permitted methods:

ATTENDEE	PERMITTED PROOF OF OWNERSHIP
Registered	Any one of the following:
Shareholder	•	Registered Shareholder List. Your name will be verified against our list of registered shareholders as of the record date;
	•	Proxy Card. The proxy card that you received in the mail or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records”;
	•	Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials that you received in the mail containing a valid control number; or
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number.
Beneficial Owner	Any one of the following:
through the Target	•	Account Statement. Your account statement showing your share ownership as of the record date;
401(k) Plan	•	Proxy Card. The proxy card that you received in the mail or, if you have already voted and returned your proxy card, the top part of the proxy card marked “Keep this Portion for Your Records”;
	•	Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials that you received in the mail containing a valid control number;
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number;
	•	Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered shareholder naming you as proxy; or
	•	Letter from Intermediary. A letter from a broker, trustee, bank or nominee holding your shares confirming your ownership as of the record date.
Other Beneficial	Any one of the following:
Owner	•	Account Statement. Your account statement showing your share ownership as of the record date;
	•	Voting Instruction Form. The voting instruction form you received in the mail from your broker, trustee, bank or nominee holding your shares containing a valid control number;
	•	Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials that you received in the mail containing a valid control number;
	•	Email with Voting Instructions. A copy of the email you received with instructions containing a link to the website where our proxy materials are available, a link to the proxy voting website and a valid control number;
	•	Legal Proxy. A valid legal proxy containing a valid control number or a letter from a registered shareholder naming you as proxy; or
	•	Letter from Intermediary. A letter from a broker, trustee, bank or nominee holding your shares confirming your ownership as of the record date.
Guest	•	You must be accompanied by a shareholder who pre-registered no later than June 3, 2016 by submitting a request to Target’s Investor Relations Department, providing proof of ownership and submitting your name as the shareholder’s guest. Only one guest is permitted per shareholder.

Any person who does not have identification and establish proof of ownership will not be admitted to the Annual Meeting.

We will decide in our sole discretion whether the documentation you present for admission to the meeting meets the admission requirements. If you hold your shares in a joint account, both owners can be admitted to the meeting if proof of joint ownership is provided and you both provide identification.

To expedite the admission process we strongly encourage all shareholders wishing to attend the Annual Meeting to pre-register by  submitting their attendance request and proof of ownership to Target’s Investor Relations Department by email at investorrelations@target.com or by telephone at (800) 775-3110. Pre-registration requests will be processed in the order in which they are received and must be received no later than June 3, 2016. Shareholders who wish to bring a guest must complete the pre-registration process and submit the guest’s name to Target’s Investor Relations Department by that deadline. Only one guest is permitted per shareholder.

2016 Proxy Statement  │  TARGET CORPORATION     71

Back To Contents
13.	HOW WILL THE ANNUAL MEETING BE CONDUCTED?

Same-day registration and admittance will begin at 8:00 a.m. Pacific Daylight Time. We will have two separate lines, one for pre-registered attendees and one for same-day registering attendees. If you do not pre-register for the meeting, you should allow ample time for the same-day registration, as no attendees will be admitted after 9:10 a.m. Pacific Daylight Time. Both pre-registered attendees and same-day registering attendees must present their identification to be admitted to the Annual Meeting.

An Annual Meeting program containing rules of conduct for the Annual Meeting will be provided to meeting attendees. The use of cameras, video and audio recording devices and other electronic devices at the Annual Meeting is prohibited, and such devices will not be allowed in the Annual Meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

14.	HOW MAY I ACCESS OR RECEIVE THE PROXY MATERIALS, OTHER PERIODIC FILINGS, KEY CORPORATE GOVERNANCE DOCUMENTS AND OTHER INFORMATION?

You can access our proxy statement and Annual Report, SEC filings, key corporate governance documents and other information in a number of different ways, free of charge:

METHODS OF ACCESS
	WEBSITE	ELECTRONIC DELIVERY	HARD COPY
Proxy Materials Proxy Statement Annual Report	www.target.com/investors Register to receive email alerts by entering your email address under “Investor Email Alerts.”	Sign up at www.target.com/investors (hover over “company,” then click on “shareholder services” in the “investors” column and click on “Sign up for E-Delivery”)

Contact Investor Relations:
Email
investorrelations@target.com
Phone
(800) 775-3110
Mail
Target Corporation
Attn: Investor Relations
1000 Nicollet Mall
Minneapolis, Minnesota 55403
Online
www.target.com/investors
(hover over “company” then click
on “shareholder services” in the
“investors” column and click on
“Request Materials”)

Other Information Other Periodic Reports: • Forms 10-Q • Forms 8-K	www.target.com/investors Register to receive email alerts by entering your email address under “Investor Email Alerts.”	Contact Investor Relations: Email investorrelations@target.com	Contact Investor Relations: Email investorrelations@target.com Phone (800) 775-3110
Corporate Governance Documents: • Articles of Incorporation • Bylaws • Corporate Governance Guidelines • Board Committee Charters • Business Conduct Guide	www.target.com/investors (hover over “company,” then click on “corporate governance” in the “investors” column)		Mail Target Corporation Attn: Investor Relations 1000 Nicollet Mall Minneapolis, Minnesota 55403
Corporate Social Responsibility Report	https://corporate.target.com/corporate-responsibility/goals-reporting

2016 Proxy Statement  │  TARGET CORPORATION     72

Back To Contents
15.	WHAT IS HOUSEHOLDING?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and other shareholders with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations Department by email, phone or mail using the information in the “Hard Copy” column of Question 14.

If you participate in householding and would like to receive a separate copy of our 2015 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

16.	HOW ARE PROXIES BEING SOLICITED AND WHO PAYS THE RELATED EXPENSES?

Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Target, postings on our website, www.target.com and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $45,000, plus reimbursement of out-of-pocket expenses. We will pay the expenses in connection with our solicitation of proxies.

17.	HOW CAN I COMMUNICATE WITH TARGET’S BOARD OF DIRECTORS?

Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o Corporate Secretary, 1000 Nicollet Mall, TPS-2670, Minneapolis, Minnesota 55403 or may send an email to BoardOfDirectors@target.com, which is managed by the Corporate Secretary. The Corporate Secretary, in turn, has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters, to the relevant Board members.

18.	HOW DO I SUBMIT A PROPOSAL OR NOMINATE A DIRECTOR CANDIDATE FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS?

Proposals by shareholders that are submitted for inclusion in our proxy statement for our 2017 Annual Meeting must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 26, 2016. The contact information for our Corporate Secretary is Target Corporation, 1000 Nicollet Mall, Mail Stop TPS-2670, Minneapolis, Minnesota 55403.

If a shareholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at an annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary, which notice must be received at least 90 days prior to the anniversary of the most recent annual meeting. For our 2017 Annual Meeting, notice must be received by March 10, 2017, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide a brief description of the proposed business, reasons for proposing the business and certain information about the shareholder and the Target securities held by the shareholder.

Under our bylaws, if a shareholder plans to nominate a person as a director at an annual meeting, the shareholder is required to place the proposed director’s name in nomination by written request received by our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting. Shareholder-proposed nominations for our 2017 Annual Meeting must be received by March 10, 2017, and must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the shareholder to provide certain information about the proposed director, the shareholder and the Target securities held by the shareholder.

2016 Proxy Statement  │  TARGET CORPORATION     73

Back To Contents

In addition, our bylaws provide that under certain circumstances, a shareholder or group of shareholders may include director candidates that they have nominated in our proxy statement for an annual meeting of shareholders. These proxy access provisions of our bylaws provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include their director candidates in our proxy statement must own 3% or more of Target’s outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any proxy statement cannot exceed 20% of the number of directors then serving on the Board, but may be at least two directors. If 20% is not a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 14 directors, the maximum number of proxy access candidates that we would be required to include in our proxy statement is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of shareholder nominated candidates exceeds 20%, each nominating shareholder or group of shareholders may select one nominee for inclusion in the proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Target common stock held by each nominating shareholder or group of shareholders. Requests to include shareholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by our Corporate Secretary not less than 120 days and not more than 150 days prior to the anniversary of the date that the Target distributed its proxy statement to shareholders for the preceding year’s annual meeting. For our 2017 Annual Meeting, notice must be received by not earlier than November 26, 2016 and not later than December 26, 2016. The nominating shareholder or group of shareholders also must deliver the information required by our bylaws, and each nominee must meet the qualifications required by our bylaws.

2016 Proxy Statement  │  TARGET CORPORATION     74

Back To Contents

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

We report our financial results in conformity with U.S. generally accepted accounting principles (GAAP). We also use certain non-GAAP financial measures as part of our compensation program and to provide context to the relationship between pay and our performance. Our reconciliation of those non-GAAP financial measures to our GAAP measures is included in this Appendix. Our non-GAAP financial measures should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting the usefulness of the measure for comparisons with other companies.

ADJUSTED EPS FROM CONTINUING OPERATIONS

We disclose a non-GAAP Adjusted EPS from Continuing Operations metric reflecting operating results from our continuing operations, excluding the impact of the 2015 sale of our pharmacy and clinic businesses, the 2013 sale of our U.S. consumer credit card receivables portfolio, losses on early retirement of debt, net expenses related to the 2013 data breach and other matters presented in the following table. The most comparable GAAP measure is diluted earnings per share from continuing operations. Adjusted EPS from Continuing Operations is disclosed on page 35 of the proxy statement under “Performance Highlights.”

(PER SHARE AMOUNTS)	2011	2012	2013	2014	2015
GAAP diluted earnings per share from continuing operations	$4.46	$5.00	$4.20	$3.83	$5.25
Adjustments(a)
Gain on sale	—	(0.15)	(0.38)	—	(0.77)
Restructuring costs	—	—	—	—	0.14
Loss on early retirement of debt	0.08	—	0.42	0.27	—
Data breach-related costs, net of insurance	—	—	0.02	0.15	0.04
Other	—	—	0.06	0.03	0.05
Resolution of income tax matters	(0.12)	(0.09)	(0.03)	(0.06)	(0.01)
Adjusted EPS from Continuing Operations	$4.42	$4.76	$4.29	$4.22	$4.69

Note: The sum of the adjustments may not equal the total adjustment amounts due to rounding.

(a)	For more information on the types of adjustments we make, see “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” on page 23 of our Annual Report on Form 10-K for fiscal 2015.

2016 Proxy Statement  │  TARGET CORPORATION     75

Back To Contents

AFTER-TAX ROIC FROM CONTINUING OPERATIONS

We disclose After-Tax ROIC from Continuing Operations, which is a ratio based on GAAP information, with the exception of adjustments made to capitalize operating leases. Operating leases are capitalized as part of the ROIC calculation to control for differences in capital structure between us and our competitors. After-Tax ROIC from Continuing Operations is disclosed on page 35 of the proxy statement under “Performance Highlights.”

Numerator

	TRAILING TWELVE MONTHS
	JANUARY 30,	JANUARY 31,	FEBRUARY 1,	FEBRUARY 2,	JANUARY 28,
(MILLIONS)	2016	2015	2014	2013	2012
Earnings from continuing operations before interest expense and income taxes	$5,530	$4,535	$5,170	$5,740	$5,443
+ Operating lease interest(a)(b)	87	89	98	100	101
Adjusted earnings from continuing operations before interest expense and income taxes	5,617	4,624	5,268	5,840	5,544
- Income taxes(c)	1,827	1,524	1,824	2,011	1,886
Net operating profit after taxes	$3,790	$3,100	$3,444	$3,829	$3,658

Denominator

	JANUARY 30,	JANUARY 31,	FEBRUARY 1,	FEBRUARY 2,	JANUARY 28,	JANUARY 29,
(MILLIONS)	2016	2015	2014	2013	2012	2011
Current portion of long-term debt and other borrowings	$815	$91	$1,143	$2,993	$3,781	$119
+ Noncurrent portion of long-term debt	11,945	12,634	11,351	13,267	12,347	15,519
+ Shareholders’ equity	12,957	13,997	16,231	16,558	15,821	15,487
+ Capitalized lease obligations(b)(d)	1,457	1,490	1,635	1,656	1,681	1,597
- Cash and cash equivalents	4,046	2,210	670	725	696	1,712
- Net assets of discontinued operations	226	1,479	4,270	2,866	2,022	0
Invested capital	$22,902	$24,523	$25,420	$30,883	$30,912	$31,010
Average invested capital(e)	$23,713	$24,971	$28,151	$30,897	$30,961

After-Tax ROIC from Continuing	16.0%(f)	12.4%	12.2%	12.4%	11.8%
Operations

(a)	Represents the add-back to operating income driven by the hypothetical capitalization of our operating leases, using eight times our trailing twelve months rent expense and an estimated interest rate of six percent.

(b)	See the following Reconciliation of Capitalized Operating Leases table for the adjustments to our GAAP total rent expense to obtain the hypothetical capitalization of operating leases and related operating lease interest.

(c)	Calculated using the effective tax rate for continuing operations, which was 32.5%, 33.0%, 34.6%, 34.4% and 34.0% for the trailing twelve months ended January 30, 2016, January 31, 2015, February 1, 2014, February 2, 2013 and January 28, 2012.

(d)	Calculated as eight times our trailing twelve months rent expense.

(e)	Average based on the invested capital at the end of the current period and the invested capital at the end of the prior period.

(f)	Excluding the net gain on the sale of our pharmacy and clinic businesses, After-Tax ROIC from Continuing Operations was 13.9 percent for the trailing twelve months ended January 30, 2016.

2016 Proxy Statement  │  TARGET CORPORATION     76

Back To Contents

Capitalized operating lease obligations and operating lease interest are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The most comparable GAAP measure is total rent expense. Capitalized operating lease obligations and operating lease interest should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP.

Reconciliation of Capitalized Operating Leases

	TRAILING TWELVE MONTHS
	JANUARY 30,	JANUARY 31,	FEBRUARY 1,	FEBRUARY 2,	JANUARY 28,	JANUARY 29,
(MILLIONS)	2016	2015	2014	2013	2012	2011
Total rent expense	$ 182	$ 186	$ 204	$ 207	$ 210	$ 200
Capitalized operating lease obligations (total rent expense x 8)	1,457	1,490	1,634	1,656	1,682	1,597
Operating lease interest (capitalized operating lease obligations x 6%)	87	89	98	100	101	96

TOTAL ADJUSTED SALES

We disclose a non-GAAP Total Adjusted Sales metric that excludes pharmacy sales due to our sale of our pharmacy and clinic businesses at the end of fiscal 2015, resulting in pharmacies and clinics no longer being part of our core operations. The most comparable GAAP measure is consolidated sales. Total Adjusted Sales is disclosed on page 35 of the proxy statement under “Performance Highlights.”

(MILLIONS)	2011	2012	2013	2014	2015
GAAP consolidated sales	$68,466	$71,960	$71,279	$72,618	$73,785
Adjustments
Remove pharmacy sales	(3,699)	(4,040)	(4,016)	(4,148)	(3,815)
Total Adjusted Sales	$64,767	$67,919	$67,263	$68,469	$69,970

Note: The sum of the adjustments may not equal the total adjustment amounts due to rounding.

2016 Proxy Statement  │  TARGET CORPORATION     77

Back To Contents

This page intentionally left blank

Back To Contents

Back To Contents

1000 Nicollet Mall
Minneapolis, MN 55403
612.304.6073
Target.com

Back To Contents

Back To Contents

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 25, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card with a toll-free number for voting.

Vote In Person: Only registered holders and those beneficial holders that have obtained a legal proxy from the record holder of their shares may vote in person at the meeting. Please review the proxy statement for the requirements for admission at the meeting.

E07815-P77919-Z67570

Back To Contents

Voting Items

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2 and 3.

1. Election of Directors

Nominees:

1a. Roxanne S. Austin

1b. Douglas M. Baker, Jr.

1c. Brian C. Cornell

1d. Calvin Darden

1e. Henrique De Castro

1f. Robert L. Edwards

1g. Melanie L. Healey

1h. Donald R. Knauss

1i. Monica C. Lozano

1j. Mary E. Minnick

1k. Anne M. Mulcahy

1l. Derica W. Rice

1m. Kenneth L. Salazar

1n. John G. Stumpf

3. Company proposal to approve, on an advisory basis, our executive compensation ("Say-on-Pay").

The Board recommends you vote "AGAINST" Item 4.

NOTE: At their discretion, the proxies are authorized to vote on any other business properly brought before the meeting or any adjournment thereof.

E07816-P77919-Z67570

Back To Contents

Back To Contents

TARGET

TARGET CORPORATION
1000 NICOLLET MALL
TPN-1170
MINNEAPOLIS, MN 55403

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07810-P77919-Z67570

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARGET CORPORATION

The Board of Directors Recommends you vote "FOR" the listed nominees in Item 1 and "FOR" Items 2 and 3.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Roxanne S. Austin	☐	☐	☐
1b. Douglas M. Baker, Jr.	☐	☐	☐
1c. Brian C. Cornell	☐	☐	☐
1d. Calvin Darden	☐	☐	☐
1e. Henrique De Castro	☐	☐	☐
1f. Robert L. Edwards	☐	☐	☐
1g. Melanie L. Healey	☐	☐	☐
1h. Donald R. Knauss	☐	☐	☐
1i. Monica C. Lozano	☐	☐	☐
1j. Mary E. Minnick	☐	☐	☐
1k. Anne M. Mulcahy	☐	☐	☐
1l. Derica W. Rice	☐	☐	☐
1m. Kenneth L. Salazar	☐	☐	☐
1n. John G. Stumpf	☐	☐	☐

	For	Against	Abstain
2. Company proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
3. Company proposal to approve, on an advisory basis, our executive compensation ("Say-on-Pay").	☐	☐	☐

The Board recommends you vote "AGAINST" Item 4.

	For	Against	Abstain
4. Shareholder proposal to report on criteria for selecting countries for operations.	☐	☐	☐

NOTE: At their discretion, the proxies are authorized to vote on any other business brought before the meeting or any adjournment thereof.

For comments, please check this box and write them on the back where indicated. ☐

Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation policy on confidential voting described in the 2016 Proxy Statement. ☐ Yes ☐ No

If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast! Enroll today at www.icsdelivery.com/target for secure online access to your proxy materials.

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back To Contents

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MUST FOLLOW THE REQUIREMENTS FOR ADMISSION AT THE MEETING DESCRIBED IN THE PROXY STATEMENT. YOU ARE STRONGLY ENCOURAGED TO PRE-REGISTER BY JUNE 3, 2016.

Registered Shareholders can access their Target Corporation accounts online via:
www.shareowneronline.com

For Shareholder Information Call 1-800-794-9871
Monday - Friday between 7 a.m. - 7 p.m. Central Time

E07811-P77919-Z67570

TARGET

Proxy Solicited on Behalf of the Board of Directors for the June 8, 2016 Annual Meeting of Shareholders
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on June 7, 2016 for all shareholders except participants in the Target Corporation 401(k) Plan; and 6:00 a.m. Eastern Daylight Time on June 6, 2016 for participants in the Target Corporation 401(k) Plan.
Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Brian C. Cornell, Catherine R. Smith and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned on April 11, 2016, the record date for the Annual Meeting of Shareholders to be held on June 8, 2016, and at any adjournment thereof. **This Proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals set forth in Items 1, 2 and 3, and AGAINST the proposal set forth in Item 4. The proxies cannot vote these shares unless you vote by Internet or telephone or unless you sign this card on the reverse side and return it.**

The following information applies only to participants in the Target Corporation 401(k) Plan. In accordance with the terms of the Plan, participants are instructing the Trustee to vote as a named fiduciary under the Employee Retirement Income Security Act of 1974:

- This proxy card will constitute voting instructions to the Trustee of this Plan. These instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. **If you return your proxy card but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board's recommendation, which is FOR the nominees and proposals set forth in Items 1, 2 and 3, and AGAINST the proposal set forth in Item 4.**
- Your voting instructions will be applied based on the proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by Internet or telephone as described on the reverse side, the Trustee will vote the proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who gave voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on June 6, 2016, will not be counted.

Comments: ______________________________

____

(If you noted any Comments above, please mark corresponding box on the reverse side.)